Exhibit 4.1

SINCLAIR TELEVISION GROUP, INC., as Issuer,

THE GUARANTORS IDENTIFIED ON ANNEX A HERETO, as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

INDENTURE

Dated as of October 29, 2009

9.25% Senior Secured Second Lien Notes due 2017

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Section 801.	Issuer or Any Guarantor May Consolidate, etc., Only on Certain Terms	78
Section 802.	Successor Substituted	81

ARTICLE NINE SUPPLEMENTAL INDENTURES		81
Section 901.	Supplemental Indentures and Agreements without Consent of Holders	81
Section 902.	Supplemental Indentures and Agreements with Consent of Holders	82
Section 903.	Execution of Supplemental Indentures and Agreements	83
Section 904.	Effect of Supplemental Indentures	84
Section 905.	Conformity with Trust Indenture Act	84
Section 906.	Reference in Securities to Supplemental Indentures	84

ARTICLE TEN COVENANTS		84
Section 1001.	Payment of Principal, Premium and Interest	84
Section 1002.	Maintenance of Office or Agency	84
Section 1003.	Money for Security Payments to Be Held in Trust	85
Section 1004.	Corporate Existence	86
Section 1005.	Payment of Taxes and Other Claims	86
Section 1006.	Maintenance of Properties	87
Section 1007.	Insurance	87
Section 1008.	Limitation on Indebtedness	88
Section 1009.	Limitation on Restricted Payments	92
Section 1010.	Limitation on Transactions with Affiliates	97
Section 1011.	Limitation on Liens	98
Section 1012.	Limitation on Sale of Assets	99
Section 1013.	Limitation on Issuances of Guarantees of and Pledges for Indebtedness	103
Section 1014.	Restriction on Transfer of Assets	104
Section 1015.	Purchase of Securities upon a Change of Control	104
Section 1016.	Limitation on Subsidiary Equity Interests	108
Section 1017.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries	108
Section 1018.	Limitation on Unrestricted Subsidiaries	108
Section 1019.	Provision of Financial Statements	109
Section 1020.	Statement by Officers as to Default	110
Section 1021.	Waiver of Certain Covenants	110
Section 1022.	Tender Offer	111

ARTICLE ELEVEN REDEMPTION OF SECURITIES		111
Section 1101.	Rights of Redemption	111
Section 1102.	Mandatory Redemption	112
Section 1103.	Election to Redeem; Notice to Trustee	112
Section 1104.	Selection by Trustee of Securities to Be Redeemed	112
Section 1105.	Notice of Redemption	112
Section 1106.	Deposit of Redemption Price	114
Section 1107.	Securities Payable on Redemption Date	114

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Section 1108.	Securities Redeemed or Purchased in Part	114

ARTICLE TWELVE SATISFACTION AND DISCHARGE		115
Section 1201.	Satisfaction and Discharge of Indenture	115
Section 1202.	Application of Trust Money	116

ARTICLE THIRTEEN GUARANTEE		116
Section 1301.	Guarantors’ Guarantee	116
Section 1302.	Continuing Guarantee; No Right of Set-Off; Independent Obligation	117
Section 1303.	Guarantee Absolute	118
Section 1304.	Right to Demand Full Performance	119
Section 1305.	Waivers	120
Section 1306.	The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations	120
Section 1307.	Fraudulent Conveyance; Contribution; Subrogation	121
Section 1308.	Guarantee Is in Addition to Other Security	121
Section 1309.	Release of Security Interests	121
Section 1310.	No Bar to Further Actions	122
Section 1311.	Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies	122
Section 1312.	Trustee’s Duties; Notice to Trustee	122
Section 1313.	Successors and Assigns	122
Section 1314.	Release of Guarantee	123
Section 1315.	Execution of Guarantee	123

ARTICLE FOURTEEN COLLATERAL AND SECURITY		123
Section 1401.	The Collateral	123
Section 1402.	Further Assurances	124
Section 1403.	Impairment of Security Interest	125
Section 1404.	After-Acquired Property	125
Section 1405.	Real Estate Mortgages and Filings	126
Section 1406.	Release of Liens on the Collateral	128
Section 1407.	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents	129
Section 1408.	Collateral Accounts	131

SIGNATURES AND SEALS

ANNEX A	Guarantors

SCHEDULE I	Contract Stations

SCHEDULE II	Owned Stations

SCHEDULE III	Unfunded Commitments

SCHEDULE IV	Existing Indebtedness

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SCHEDULE V	Existing Encumbrances and Restrictions

SCHEDULE VI	Owned Premises

SCHEDULE VII	Leased Premises

SCHEDULE VIII	Owned Premises to be Mortgaged on the Issue Date

SCHEDULE IX	Leased Premises to be Mortgaged post-Issue Date

EXHIBIT A	Form of Regulation S Certificate

EXHIBIT B	Form of Restricted Securities Transfer Certificate

EXHIBIT C	Form of Institutional Accredited Investor Certificate

EXHIBIT D	Form of Unrestricted Securities Certificate

EXHIBIT E	Form of Intercompany Note

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INDENTURE, dated as of October 29, 2009, among SINCLAIR TELEVISION GROUP, INC., a Maryland corporation (the “Issuer”), the Guarantors identified on Annex A hereto (collectively, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee and collateral agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $500,000,000 of 9.25% Senior Secured Second Lien Notes due 2017 (the “Initial Securities”) and (ii) if and when issued, an unlimited principal amount of additional notes having identical terms and conditions as the Initial Securities, other than issue date, issue price and the first interest payment date (the “Additional Securities” and, together with the Initial Securities, the “Securities”).

Each Guarantor has duly authorized the issuance of a guarantee (the “Guarantees”) of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and the Guarantee.

All acts and things necessary have been done to make (i) the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, (ii) the Guarantees, when executed by each of the Guarantors and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Issuer and each of the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

Section 101.   Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)   the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)   all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)   the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)   all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Acquisition Agreements” means, collectively, the Merger Agreements and the Asset Purchase Agreements.

“Additional Securities” has the meaning specified in the Recitals.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent pursuant to the Bank Credit Agreement until a successor Person shall have become such pursuant to the Bank Credit Agreement, and thereafter, “Administrative Agent” shall mean such successor Person.

“Affiliate” means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means assets or property acquired after the Issue Date, including any property or assets acquired by the Issuer or a Guarantor from a transfer from the Issuer or a Guarantor, which, when acquired, constitutes Collateral, subject to the provisions set forth herein.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Premium” means, with respect to a Security on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess, if any,

of (a) the present value as of such Redemption Date of (x) the redemption price of such Security on November 1, 2013 (each such redemption price being described under Section 1101(c)) plus (y) all required interest payments due on such Security through November 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Security.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interests therein, the rules and procedures of the Depositary for such Security, Euroclear and/or Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Purchase Agreements” means the Asset Purchase Agreements, each dated July 3, 2002, by and among (i) Feddora, Inc. and WRGT Licensee, LLC (as sellers) and the Company, Sinclair Television of Dayton, Inc., and WRGT Licensee, LLC (as buyers); (ii) Feddora, Inc. and WVAH Licensee, LLC (as sellers) and the Company, Sinclair Television of Nashville, Inc., and WVAH Licensee, LLC (as buyers); and (iii) Feddora, Inc. and WTAT Licensee, LLC (as sellers) and the Company, Sinclair Television of Charleston, Inc., and WTAT Licensee, LLC (as buyers), in each case, as amended and restated as of the Issue Date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary, (ii) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary or (iii) any other properties or assets of the Issuer or any Restricted Subsidiary, other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by Section 801(a), (B) that is by the Issuer to any Wholly Owned Restricted Subsidiary that is a Guarantor or by any Restricted Subsidiary to the Issuer or any Wholly Owned Restricted Subsidiary that is a Guarantor if such transferring Restricted Subsidiary is a Guarantor in accordance with the terms of this Indenture, provided that in the case of a transfer of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the security interest on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions or (C) that aggregates not more than $10,000,000 in gross proceeds.

“Asset Swap” means an Asset Sale by the Issuer or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Issuer and the Restricted Subsidiaries existing on the Issue Date or reasonably related thereto.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of the Issue Date, between the Issuer, the guarantors party thereto, the lenders named therein and J.P. Morgan Chase Bank, N.A., as agent, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Wachovia Bank, National Association, as syndication agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing and including, for the avoidance of doubt, any renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications through any indenture, note purchase agreement or similar instrument). For all purposes under this Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with Section 1008; provided, that, for purposes of the definition of “Permitted Indebtedness”, no such increase may result in the principal amount of Indebtedness of the Issuer under the Bank Credit Agreement exceeding the amount permitted by Section 1008(b)(i).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such entity and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broadcast Licenses” means (i) the licenses, permits, authorizations or certificates to construct, own or operate the Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (ii) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the city in which the Corporate Trust Office is located are authorized or required by law to remain closed.

“Capital Lease Obligation” means any obligation of the Issuer and the Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Issuer or the Company, provided that in the case of the Company, the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer or the Company;

(b)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer or the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Issuer or the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

(c)           The Issuer or the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Issuer or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer or the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Issuer or the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Issuer or the Company) or where (A) the outstanding Voting Stock of the Issuer or the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Issuer or the Company as a Restricted Payment in accordance with Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section 1009) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(d)           The Issuer or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

“Clearstream” means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities and the Guarantees pursuant to the Security Documents.

“Collateral Accounts” has the meaning assigned to such term in the Security Agreement.

“Collateral Agent” means the Trustee or a party selected by the Trustee, acting as the collateral agent for the Holders of the Securities, the Trustee and any holder of Pari Passu Secured Indebtedness (including any agent therefore) under the Security Documents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of the State of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Interest Expense” means, without duplication, for any period, the sum of (a) the cash interest expense of the Issuer and the Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer during such period, and all capitalized interest of the Issuer and the Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied; provided that, for the avoidance of doubt, Consolidated Interest Expense shall not include any cash interest expense associated with the Existing Convertible Notes.

“Consolidated Net Income (Loss)” means, for any period, the Consolidated net income (or loss) of the Issuer and the Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), (a) by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Issuer and the Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Issuer or the Consolidated Restricted Subsidiaries by such other Person during such period, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (iv) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (v) the net income of the Issuer or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Issuer or that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Issuer, that Restricted Subsidiary or its shareholders, (vi) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles and other assets or any depreciation expense, in each case, pursuant to GAAP, or (vii) expenses relating to the issuance of the Securities and the Initial Debt Transactions; and (b) by including, to the extent excluded in calculating such net income (or loss), without duplication, any cash contributions to the Issuer or any Restricted Subsidiary by Unrestricted Subsidiaries.

Any cash amounts dividended, distributed, loaned or otherwise transferred to the Company by the Issuer or its Restricted Subsidiaries pursuant to Section 1009(b)(13), without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Issuer and/or the Restricted Subsidiaries shall be deducted in calculating the Consolidated Net Income of the Issuer and the Restricted Subsidiaries.

“Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of the Issuer and the Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

“Contract Stations” means (a) each television or radio station identified in Schedule I, (b) each television or radio station that is the subject of an acquisition referred to in clause (b) of the definition of “Other Acquisitions” in the Bank Credit Agreement consummated by the Issuer or any Subsidiary on or after the date hereof and (c) any television or radio station with which the Issuer or any Subsidiary has entered into any Program Services Agreement, Outsourcing Agreement or other similar agreement on or after the date hereof, in each case until such time, if any, as the Issuer or any Subsidiary acquires the Broadcast License of such television or radio station and such station becomes an Owned Station.

“Convertible Debentures” means the Company’s 6.0% Convertible Debentures due 2012.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at U.S. Bank National Association, Two James Center, 1021 E. Cary Street, 18th Floor, Richmond, VA 23219, Attention: Melody M. Scott.

“Credit Agreement Obligations” means the indebtedness outstanding under the Bank Credit Agreement that is secured by a Permitted Lien described in clause (i) of the definition thereof, and all other obligations (not constituting Indebtedness) of the Issuer or any Guarantor under the Bank Credit Agreement.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow from the Issue Date to the end of the Issuer’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cunningham” means Cunningham Broadcasting Corporation, a Maryland corporation.

“Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Issuer (excluding any such Disqualified Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to (ii) Operating Cash Flow of the Issuer and the Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (A) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (B) the incurrence, repayment or retirement of any other Indebtedness by the Issuer and the Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (C) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (D) any acquisition or disposition by the Issuer and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of Global Securities, if any, The Depository Trust Company, a New York limited purpose corporation, its nominees and successors, or any other Person designated as the Depositary by the Company pursuant to Section 305(b), in each case registered as a “clearing agency” under the Exchange

Act and maintaining a book-entry system that qualifies for treatment as “registered form” under Section 163(f) of the Code.

“Designated SBG Subsidiary” means (a) KDSM, LLC and KDSM, Licensee, LLC and (b) each other Subsidiary of the Company that is designated as a “Designated SBG Subsidiary” after the Issue Date pursuant to this Indenture or the Bank Credit Agreement, in each case so long as such Subsidiary remains a Designated SBG Subsidiary. The Company and the Issuer may, at any time or from time to time upon not less than five Business Days’ notice to the Trustee (or such shorter period which is acceptable to the Trustee), designate any subsidiary of the Company (other than the Issuer or any of its directly or indirectly owned Subsidiaries) (including any acquired or newly formed subsidiary of the Company) to be a “Designated SBG Subsidiary” for purposes of this Indenture. The designation by the Company and the Issuer of any subsidiary of the Company as a Designated SBG Subsidiary hereunder shall be effective subject to satisfaction of the following conditions: (i) immediately before and after giving effect to such designation, no Default shall have occurred or be continuing and (ii) the Trustee shall have received a certificate of a senior officer of the Company and the Issuer certifying that the conditions to the designation of such Designated SBG Subsidiary under this Indenture have been satisfied.

“Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be required to be, redeemed prior to any Stated Maturity of the principal of the Securities or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity (other than upon a change of control of or sale of assets by the Issuer in circumstances where the Holders of the Securities would have similar rights), or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

“Equity Offering” means a public or private offering for cash by the Issuer or the Company, as the case may be, of its Equity Interests, other than (x) public offerings with respect to the Issuer’s or the Company’s Equity Interests registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System or any successor securities clearing agency.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means any lease, license, contract, property rights or agreement to which the Issuer or any Guarantor is a party (or to any of its rights or interests thereunder), the grant of a security interest in which would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Company or such Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction).

“Existing Convertible Notes” means the Company’s existing 3.0% Convertible Senior Notes due 2027 and 4.875% Convertible Senior Notes due 2018.

“Existing Subordinated Notes” means the Issuer’s 8.0% Senior Subordinated Notes due 2012.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“FCC” means the Federal Communications Commission or any Governmental Authority substituted therefor.

“Film Contract” means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

“Financial Officer” means the chief financial officer, chief accounting officer or treasurer of the Company or the Issuer.

“First Lien Obligations” means the Credit Agreement Obligations and/or any other Indebtedness secured on a pari passu basis with the Credit Agreement Obligations.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

“Global Security” means a Security in book-entry form in the form prescribed in Sections 202 through 204 evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including, without limitation, the Guarantees by the Guarantors included in Article Thirteen of this Indenture and any Guarantee delivered pursuant to Section 1013.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided, that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means (i) initially, the entities listed in Annex A hereto and (ii) each of the Issuer’s Subsidiaries and each Designated SBG Subsidiary which becomes a Guarantor of the Securities pursuant to the provisions herein, and their successors, in each case, until released from its respective Guarantee pursuant to this Indenture.

“Guarantor Pari Passu Indebtedness” means Indebtedness of a Guarantor that ranks equally in right of payment to its Guarantee.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Issuer’s publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Issuer and its Subsidiaries and any master agreement relating to any of the foregoing.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person (but excluding any terminated derivatives being amortized), (v) all Capital Lease Obligations of such

Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Issuer and the Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of the Issuer and the Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Issuer and the Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (b) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the obligations of the Issuer and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Initial Debt Transactions” means (i) the issuance of the Securities by the Issuer and the Guarantees by the Guarantors, (ii) the completion by the Issuer of the tender offers for the Existing Convertible Notes, (iii) the negotiation and execution of the MOU and all transactions contemplated thereby, including the amendment and restatement of the Program Services Agreements, the Option Agreements and the Acquisition Agreements with Cunningham and (4) the negotiation and execution of the Bank Credit Agreement.

“Initial Securities “has the meaning specified in the Recitals.

“Institutional Accredited Investor” means any institutional “accredited investor” as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act who is not a QIB.

“Institutional Accredited Investor Transfer Certificate” means a certificate substantially in the form set forth in Exhibit C.

“Institutional Accredited Investor Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors in reliance on Regulation D under the Securities Act.

“Intercompany Note” means a note substantially in the form set forth in Exhibit E.

“Intercreditor Agreement” means the Second Lien Intercreditor Agreement, dated as of the Issue Date, by and among JPMorgan Chase Bank, N.A., in its capacity as administrative agent pursuant to the Bank Credit Agreement, any agents or representatives for the holders of Indebtedness secured on a pari passu basis with the Credit Agreement Obligations from time to time, the holders of any Pari Passu Secured Indebtedness from time to time (or any agent or representative on their behalf), the Collateral Agent, the Issuer and the Guarantors.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements.

“Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means October 29, 2009.

“Issuer” means Sinclair Television Group, Inc., a corporation incorporated under the laws of the State of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Leased Premises” means any leasehold interest in any real property that is Collateral leased by/to the Issuer or any Guarantor on the Issue Date, as set forth on Schedule VII, or leased by/to the Issuer or any Guarantor after the Issue Date.

“License Subsidiary” means (a) with respect to each Station that is an Owned Station on the date hereof, the Subsidiary of the Issuer listed as the holder of the Broadcast Licenses for such Owned Station and (b) with respect to any Owned Station hereafter acquired by the Issuer or any of its Subsidiaries, the Subsidiary of the Issuer formed, created, or acquired after the date hereof that holds the Broadcast Licenses for such Owned Station, and in each case any other Subsidiary into which any such License Subsidiary may be merged pursuant to the Bank Credit Agreement as in effect on the Issue Date.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.

“Material Third-Party Licensee” shall have the meaning assigned to such term in the Bank Credit Agreement.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date, or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

“Merger Agreements” means (i) those certain Plans and Agreements of Merger dated July 3, 2002 by and between Columbus (WTTE-TV), Inc. (a subsidiary of Cunningham) and Baltimore (WNUV-TV), Inc. (a subsidiary of Cunningham) and the Company and (ii) that certain Plan and Agreement of Merger dated November 15, 1999, by and among Glencairn, Ltd. (now Cunningham), Anderson (WFBC-TV), Inc. and the Company and Sinclair Acquisition XI, Inc., as such agreements have been amended, modified, and supplemented from time to time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“MOU” means the Memorandum of Understanding dated September 8, 2009, by and among Cunningham and its subsidiaries, The Carolyn C. Smith Cunningham Trust, the Carolyn Smith’s Grandchildren’s Trust I, the Carolyn Smith’s Grandchildren’s Trust II, the Carolyn Smith’s Grandchildren’s Trust III and The Carolyn Smith’s Grandchildren’s Trust IV and the Company on behalf of itself and certain applicable subsidiaries, as amended by Amendment No. 1 dated October 6, 2009.

“Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under Section 1009, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Officers’ Certificate” means a certificate signed on behalf of the Company or the Issuer by the Chairman of the Board, Vice Chairman of the Board, Principal Executive Officer or a Vice President (regardless of vice presidential designation) and the Principal Financial Officer, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary or the Principal Accounting Officer of the Company or the Issuer respectively.

“Operating Cash Flow” means, for any period, the Consolidated Net Income (Loss) of the Issuer and the Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss)(including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), plus (e) to the extent deducted from Consolidated Net Income (Loss), all transaction costs relating to the Initial Debt Transactions and the amount of Purchase Options Deposits paid, plus (f) cash distributions received from Unrestricted Subsidiaries, minus (g) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).

“Opinion of Counsel” means a written opinion of legal counsel who shall be acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company, the Issuer or the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel issued by someone who is not an employee or consultant of the Issuer or any Guarantor and who shall be acceptable to the Trustee.

“Option Agreements” means those certain Common Voting Capital Stock Option Agreements, each of which is dated May 3, 1995, pursuant to which the Company was granted an option to acquire certain shares of capital stock of Cunningham from Carolyn Smith (now the Carolyn C. Smith Cunningham Trust), the Carolyn Smith’s Grandchildren’s Trust I, the Carolyn Smith’s Grandchildren’s Trust II, the Carolyn Smith’s Grandchildren’s Trust III, and the Carolyn Smith’s Grandchildren’s Trust IV, as such Agreements have been amended, modified and supplemented from time to time.

“Outsourcing Agreement” means (a) any agreement to which the Issuer or any of its Subsidiaries is a party which provides for the Issuer or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services of any television station, and (b) any put or option agreement entered into in connection with any agreement referred to in clause (a) above that provides for the Issuer or any of its Subsidiaries to acquire or sell the license or non-license assets of the related television station.

“Owned Premises” means any fee interest in any real property that is Collateral owned by the Issuer or any Guarantor on the Issue Date, as set forth on Schedule VI hereto, or acquired by the Issuer or any Guarantor after the Issue Date.

“Owned Stations” means (a) each television or radio station identified in Schedule II and (b) any television or radio station the Broadcast Licenses of which are owned or held by the Issuer or any of its Subsidiaries on or after the date hereof.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except

(a)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)   Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or any Affiliate thereof) in trust or set aside and segregated in trust by the Issuer or such Affiliate (if the Issuer or such Affiliate shall act as the Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c)   Securities, except to the extent provided in Sections 402 and 403, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Four; and

(d)   Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor or such other obligor.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is pari passu in right of payment to the Securities or any Guarantees, as the case may be.

“Pari Passu Secured Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Securities or the relevant Guarantee and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Securities and that is designated in writing as such by the Issuer to the Trustee and the holders of which enter into an appropriate agency agreement with the Collateral Agent; provided that any Pari Passu Secured Indebtedness shall not have restrictive covenants or other terms that are more stringent in any material respect than the covenants described in this Indenture after giving effect to any amendment to this Indenture and the Securities made in compliance with this Indenture.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Securities on behalf of the Issuer.

“Permitted Guarantor Indebtedness” means: (i) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and (ii) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender’s sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

“Permitted Holders” means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Issuer or the Company. With respect to the Issuer, the Company and each Wholly Owned Restricted Subsidiary shall be a “Permitted Holder.”

“Permitted Indebtedness” has the meaning specified in Section 1008.

“Permitted Investment” means (i) Investments in any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Issuer or a Restricted Subsidiary described under clauses (v) and (vi) of the definition of “Permitted Indebtedness”; (iii) Temporary Cash Investments; (iv) Investments acquired by the Issuer or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1012, to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by this Indenture; (vi) Investments in existence on the Issue Date; (vii) loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business; (viii) any Investments in the Securities; (ix) a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Issuer in accordance with this Indenture; (x)

Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (xi) other Investments that do not exceed $25,000,000 at any time outstanding; (xii) any Investments in any subsidiary of the Company (other than the Issuer and the Restricted Subsidiaries) to allow for the payment of general and administrative overhead of subsidiaries of the Company so long as the aggregate payments pursuant to this clause (xii) shall not in any fiscal year exceed an amount equal to $3,000,000 minus any payments made pursuant to clause (13)(D) of the definition of “Permitted Payments” set forth in Section 1009; (xiii) any Investments in any subsidiary of the Company (other than the Issuer and the Restricted Subsidiaries) to allow for the payment of unfunded commitments set forth in Schedule III, so long as the amount of all payments pursuant to this clause (xiii) shall not exceed an amount equal to $19,500,000 in the aggregate minus any payments made pursuant to clause (13)(F) of the definition of “Permitted Payments” set forth in Section 1009; (xiv) Investments in Local Marketing Agreement purchase options in an amount of up to $36,200,000 in the aggregate plus customary closing fees and expenses; (xv) if otherwise permitted pursuant to FCC rules and regulations and the terms and conditions of the Bank Credit Agreement, the acquisition of any television station which is subject to an option agreement, merger agreement or any similar agreement existing between the Issuer, the Company and any of their respective subsidiaries and the owners of such television station; and (xvi) any Investments in the Existing Convertible Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Equity Interest,” as applied to the Equity Interests of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

“Premises” means the Owned Premises and the Leased Premises.

“Program Services Agreement” means any agreement having a term of not less than three years with an option to extend such term for an additional three years or more entered into by the Issuer or any of its Subsidiaries (other than License Subsidiaries) in accordance with the Bank Credit Agreement as in effect on the Issue Date relating to a Contract Station, pursuant to which agreement the Issuer or any of its Subsidiaries (other than License Subsidiaries) will obtain the right to program and sell advertising on a substantial portion of such Contract Station’s inventory of broadcast time.

“Purchase Options Deposits” means any payments made by the Issuer to Cunningham for up to $33,000,000 in the aggregate pursuant to the transaction contemplated by the MOU, whereby such payments are credited toward the purchase price the Company would pay for each station owned by Cunningham.

“QIB” means a qualified institutional buyer under Rule 144A of the Securities Act.

“Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form set forth in Exhibit A.

“Related Amounts” means any amounts incurred under the Bank Credit Agreement to pay reasonable and customary fees to lenders (including upfront fees and any original issue discount).

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning specified in Section 1009.

“Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Restricted Security.

“Restricted Securities Transfer Certificate” means a certificate substantially in the form set forth in Exhibit B.

“Restricted Security” means each Security required pursuant to Section 306 to bear a Restricted Securities Legend.

“Restricted Subsidiary” means a Subsidiary of the Issuer (including, for the avoidance of doubt, any Designated SBG Subsidiary) other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Securities” means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“Rule 144A Information” shall be such information with respect to the Issuer and the Guarantors as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw Hill Companies, or any successor rating agency.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Issuer or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Secured Debt to Operating Cash Flow Ratio” means, as of the date of determination, the ratio of (a) the aggregate principal amount of all outstanding secured Indebtedness (other than Indebtedness secured by a Lien that is junior to the second-priority Liens securing the Securities and the Guarantees), of the Issuer and the Restricted Subsidiaries as of such date on a Consolidated basis to (b) Operating Cash Flow of the Issuer and the Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Issuer and the Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Issuer and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

“Securities” has the meaning specified in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuer, the Guarantors and the Collateral Agent.

“Security Documents” means (i) the Intercreditor Agreement and (ii) the security documents (including any mortgages, deeds of trust, deeds to secure debt, security agreements (including the Security Agreement), pledge agreements, control agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing) granting a security interest in any assets of any Person to secure the obligations under the Securities and the Guarantees as each may be amended, restated, supplemented or otherwise modified from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Significant Subsidiary” means, at any date of determination: (i) each Guarantor or Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (A) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP; and (ii) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 501(h) or (i) has occurred, would constitute a Significant Subsidiary under clause (i) of this definition.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

“Stated Maturity,” when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Stations” means the Owned Stations and the Contracted Stations.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor subordinated in right of payment to the Securities or any Guarantee, as the case may be.

“Subsidiary” means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries; provided that each Designated SBG Subsidiary shall be deemed to be a Subsidiary of the Issuer for all purposes of the Securities and this Indenture (unless the context otherwise requires).

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security. For the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Temporary Cash Investments” means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) (including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank (including the Trustee) having capital and surplus in excess of $500,000,000.

“Tender Offer Collateral Account” means any segregated account of the Issuer pledged under the Security Documents that is under the control of the collateral agent under the Bank Credit Agreement and that is free from all other Liens (other than Permitted Liens described in clauses (b)(i) and (b)(ii) of the definition of “Permitted Liens” in Section 1011) and that includes the net proceeds of the issuance of the Initial Securities in an amount sufficient to fund the purchase of the Existing Convertible Notes in the Tender Offers (assuming that all Existing Convertible Notes will be tendered in the Tender Offers), including the payment of accrued but unpaid interest thereon, and interest earned thereon.

“Tender Offers” means the offers to purchase the Existing Convertible Notes, made by and pursuant to the terms of the Offer to Purchase, dated October 8, 2009, and the related Letter of Transmittal, as they may be amended or supplemented.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Exhibit D.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (and remove any Designated SBG Subsidiary as a Restricted Subsidiary and a Subsidiary) if all of the following conditions apply: (i) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (ii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1018. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 1008.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which none of the Issuer or any Restricted Subsidiary is directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Issuer or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Issuer shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Issuer or any Restricted Subsidiary to declare, a default on such Indebtedness of the Issuer or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Equity Interest of which is owned by the Issuer or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Issuer currently consist of all the Issuer’s Restricted Subsidiaries.

Section 102.   Other Definitions.

Term	Defined in Section
“Act”	105
“Change of Control Offer”	1015
“Change of Control Purchase Date”	1015
“Change of Control Purchase Notice”	1015
“Change of Control Purchase Price”	1015
“covenant defeasance”	403
“Defaulted Interest”	309
“defeasance”	402
“Defeasance Redemption Date”	404
“Defeased Securities”	401
“Deficiency”	1012
“Excess Proceeds”	1012
“Excluded Real Property”	1404
“Guarantor Obligations”	1301
“incur”	1008
“Offer”	1012
“Offer Date”	1012
“Offered Price”	1012
“Pari Passu Debt Amount”	1012
“Pari Passu Offer”	1012
“Permitted Liens”	1011
“Permitted Payments”	1009
“Physical Securities”	305
“refinancing”	1008
“Required Filing Dates”	1019
“Restricted Period”	201
“Security Amount”	1012
“Surviving Entity”	801
“Third Party Offer”	1015
“U.S. Government Obligations”	404

Section 103.   Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture or the Security Documents (except in connection with the issuance of Initial Securities on the date hereof), the Issuer, any Guarantor and any other obligor on the Securities shall furnish to the Trustee:

(a)   an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture or the applicable Security Documents (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with; and

(b)   an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with,

except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104.   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer, any Guarantor or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, any Guarantor or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Issuer, any Guarantor or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105.   Acts of Holders.

(a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, if made in the manner provided in this Section. The fact and date of the execution by any person of any such instrument or writing or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

(b)   The ownership of Securities shall be proved by the Security Register.

(c)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(d)   If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

In the absence of any such record date fixed by the Issuer, regardless as to whether a solicitation of the Holders is occurring on behalf of the Issuer or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 106.   Notices, etc., to Trustee, the Issuer and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)   the Trustee by any Holder or by the Issuer or any Guarantor or any other obligor of the Securities shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention: U.S. Bank Corporate Trust Services, or at any other address previously furnished in writing to the Holders, the Issuer, any Guarantor or any other obligor of the Securities by the Trustee;

(b)   the Collateral Agent by any Holder or by the Issuer or any Guarantor or any other obligor of the Securities shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Collateral Agent at U.S. Bank National Association, Two James Center, 1021 E. Cary Street, 18th Floor, Richmond, VA 23219, Attention: Melody M. Scott, or at any other address previously furnished in writing to the Holders, the Issuer, any Guarantor or any other obligor of the Securities by the Trustee; or

(c)   the Issuer or any Guarantor shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to it at Sinclair Television Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland 21030, Attention: President or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 107.   Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108.   [Reserved].

Section 109.   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only, are not intended to be considered a part hereof and shall not affect the construction hereof or modify or restrict any of the terms or provisions hereof.

Section 110.   Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and each Guarantor shall bind their respective successors and assigns, whether so expressed or not.  All covenants and agreements in this Indenture by the Trustee shall bind its successors, whether so expressed or not.

Section 111.   Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112.   Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder,

any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.   Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE SECURITY DOCUMENTS (OTHER THAN THE MORTGAGES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE MORTGAGES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES IN WHICH THE APPLICABLE PREMISES ARE LOCATED.

Section 114.   Intercreditor Agreement Control.

Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Bank Credit Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Indenture, the terms of the Intercreditor Agreement shall govern.

Section 115.   Direction by Holders to Enter into Security Documents.

By accepting a Security, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Security Documents.

Section 116.   Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 117.   Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 118.   Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

SECURITY FORMS

Section 201.   Forms Generally.

The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities offered and sold in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 202, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or its nominee, in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the offering of Securities and the original issue date of the Securities (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The terms and provisions contained in the form of Securities set forth in Sections 202 through 204 shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202.   Form of Face of Security.

(a)   The form of the face of any Security authenticated and delivered hereunder shall be substantially as follows:

[If the Security is a Rule 144A Global Security or an Institutional Accredited Investor Global Security, insert — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN

OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[If the Security is a Regulation S Global Security, insert — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[If the Security is a Global Security, insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[If the Security has more than a de minimis amount of original issue discount for federal income tax purposes, insert — THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, SINCLAIR TELEVISION GROUP, INC., 10706 BEAVER DAM ROAD
HUNT VALLEY, MARYLAND 21030, TELEPHONE (410) 568-1591.

No.	CUSIP No.

Principal Amount $                , or such
other amount as shall be set forth in the Schedule of
Increases or Decreases in Global Note attached hereto

SINCLAIR TELEVISION GROUP, INC.

9.25% SENIOR SECURED SECOND LIEN NOTES DUE 2017

SINCLAIR TELEVISION GROUP, INC., a Maryland corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              or registered assigns, the principal sum of                      United States dollars ($                ), or such other amount as shall be set forth in the Schedule of Increases or Decreases in Global Note attached hereto, on November 1, 2017, at the office or agency of the Issuer referred to below, and to pay interest thereon from October 29, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, commencing May 1, 2010 at the rate of 9.25% per annum, if any, in United States dollars, until the principal hereof is paid or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Issuer maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. If any of the Securities are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

All references in this Security or in the Indenture to accrued and unpaid interest shall be deemed to include, to the extent applicable, a reference to Penalty Interest.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:	SINCLAIR TELEVISION GROUP, INC.

By:

Attest:

Secretary

Section 203.   Form of Reverse of Securities.

(a)   The form of the reverse of the Securities shall be substantially as follows:

SINCLAIR TELEVISION GROUP, INC.

9.25% SENIOR SECURED SECOND LIEN NOTE DUE 2017

This Security is one of a duly authorized issue of Securities of the Issuer designated as its 9.25% Senior Secured Second Lien Notes due 2017 (herein called the “Securities”), initially limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $500,000,000, which may be issued under an indenture (herein called the “Indenture”), dated as of October 29, 2009, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities and the Guarantees are, and are to be, authenticated and delivered.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (“Additional Securities”) under the Indenture ranking equally with the Securities in all respects, subject to the limitations described in Section 1008 of the Indenture. Such Additional Securities will be consolidated and form a single series with the Securities, vote together with the Securities and have the same terms as to status, redemption or otherwise as the Securities.

The Securities shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture and the Security Documents. The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Securities are subject to redemption at any time on or after November 1, 2013, at the option of the Issuer, in whole or in part, on not less than 15 nor more than 60 days’ prior notice by first-class mail in amounts of $2,000 or an integral multiple of $1,000 in excess thereof at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning November 1 of the years indicated below:

Year	Redemption Price
2013	104.625%
2014	102.313%
2015 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date).

Prior to November 1, 2012, the Issuer may redeem up to 35% of the principal amount of Securities issued under the Indenture (calculated after giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.25% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(i)            at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remains Outstanding after each such redemption; and

(ii)           the redemption occurs within 90 days after the closing of such Equity Offering.

In addition, at any time prior to November 1, 2013, upon not less than 15 nor more than 60 days’ prior notice, the Issuer may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to a Security on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess, if any, of (a) the present value as of such Redemption Date of (x) the redemption price of such Security on November 1, 2013 (each such redemption price being described under Section 1101(c)) plus

(y) all required interest payments due on such Security through November 1, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then-outstanding principal of such Security.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2013; provided, however, that if the period from the Redemption Date to November 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

If the Optional Redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business, on such Regular Record Date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Issuer.

In the case of any partial redemption, selection of the Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate consistent with any applicable procedures of DTC, although no Note of $2,000 in original principal amount or less shall be redeemed in part.  If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed.  A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the holder thereof upon cancellation of the original Security.

Upon the occurrence of a Change of Control, each Holder may require the Issuer to repurchase all or a portion of such Holder’s Securities in an amount of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Under certain circumstances, in the event the Net Cash Proceeds received by the Issuer or a Restricted Subsidiary from any Asset Sale, which proceeds are not used to permanently prepay secured Indebtedness or Pari Passu Indebtedness or invested in properties or assets used in the businesses of the Issuer, exceed $10,000,000, the Issuer will be required to apply such proceeds to the repayment of the Securities and Pari Passu Indebtedness.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Issuer maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities, (ii) the Issuer so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security. Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Securities would be required to include the Restricted Securities Legend.

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Issuer will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Security who such Holder informs the Issuer is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, any Guarantor or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of 1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

Sinclair Television Group, Inc.

10706 Beaver Dam Road

Hunt Valley, Maryland 21030

Attention: President

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Issuer pursuant to Section 1012 or Section 1015, as applicable, of the Indenture, check the Box:  ☐

If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 1012 or Section 1015, as applicable, of the Indenture, state the amount (in original principal amount):

$                                      .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15

Section 204.   Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be included on the Securities and shall be substantially in the form as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

Section 205.   Form of Guarantee of Each of the Guarantors.

The form of Guarantee shall be set forth on the Securities substantially as follows:

GUARANTEES

For value received, each of the undersigned hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally, to each Holder of this Security and the Trustee the payment of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations and liabilities of the Issuer under the Indenture, the Securities and the Security Documents (all of the foregoing being hereinafter collectively called the “Guarantor Obligations”) to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. Reference is hereby made to the Indenture for the precise terms of the Guarantee.

GUARANTORS:

SINCLAIR BROADCAST GROUP, INC.

By:
Name:
Title:

WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.

SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC
KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC

By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC

By:	WSMH, Inc., Member

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

By:	WTVZ, Inc., Member

KLGT LICENSEE, LLC

By:	KLGT, Inc., Member

WCGV LICENSEE, LLC

By:	WCGV, Inc., Member

KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
WFGX LICENSEE, LLC

By:	Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC
WRDC, LLC

By:	WLFL, Inc., Member

WTTO LICENSEE, LLC

By:	WTTO, Inc., Member

WTWC LICENSEE, LLC

By:	WTWC, Inc., Member

WGGB LICENSEE, LLC

By:	WGGB, Inc., Member

KOCB LICENSEE, LLC

By:	KOCB, Inc., Member

(i) WDKY LICENSEE, LLC
KOKH, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC,

By:	KOKH, LLC, Member of KOKH Licensee, LLC

By:	WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC

By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC

By:	KLGT, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
WNAB Licensee, LLC

By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC

By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC

By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC

By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC

	By:	Sinclair Communications, LLC, Sole Member

	By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC

	By:	Sinclair Television Group, Inc., Member

KDSM, LLC

	By:	Sinclair Broadcast Group, Inc., Member

KDSM LICENSEE, LLC

	By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC

	By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
WNYS LICENSEE, LLC

	By:	Sinclair Properties, LLC, Member

By:
, in his capacity as
, as the case may be

Attest
Name:
	Title:	In his capacity as Executive Vice President, Secretary or Manager, as the case may be

ARTICLE THREE

THE SECURITIES

Section 301.   Title and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The aggregate principal amount of Initial Securities which will be authenticated and delivered under this Indenture is $500,000,000 in principal amount of Initial Securities, except for Initial Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Initial Securities pursuant to Sections 303, 304, 305, 306, 307, 308, 906, 1012, 1015 or 1108. In addition, the Issuer may issue, from time to time, without notice to or the consent of the Holders and in accordance with the provisions of this Indenture, including, without limitation, Section 1008, Additional Securities, ranking equally with the Initial Securities in all respects. Such Additional Securities may be consolidated and form a single series with the Initial Securities, vote together with the Initial Securities and have the same terms as to status, redemption or otherwise as the Initial Securities.

Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Securities, unless immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing.

The Securities shall be known and designated as the “9.25% Senior Secured Second Lien Notes due 2017” of the Issuer. Additional Securities shall be known and designated as the “9.25% Senior Secured Second Lien Notes due 2017” of the Issuer.

With respect to any Additional Securities, the Issuer shall set forth in (a) a Board Resolution and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1)           The aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)           the issue price and the issue date of such Additional Securities.

In authenticating and delivering Additional Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 103, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Securities.

Unless otherwise specified herein, the Initial Securities and the Additional Securities shall be considered collectively as a single class for all purposes of this Indenture and are together referred to as the “Securities.”  Holders of the Initial Securities and the Additional Securities shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities or the Additional Securities shall have the right to vote or consent as a separate class on any matter to which such

Holders are entitled to vote or consent. Each of the Initial Securities and the Additional Securities rank pari passu in right of payment with each other.

The Stated Maturity of the Securities shall be November 1, 2017, and the Securities shall each bear interest at the rate of 9.25% from October 29, 2009 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on May 1, 2010 and semiannually thereafter on May 1 and November 1, in each year, until the principal thereof is paid or duly provided for.

The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Issuer maintained for such purpose; provided, however, that at the option of the Issuer, interest may be paid (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) by wire transfer in immediately available funds to an account specified (not later than one Business Day prior to the applicable Interest Payment Date) by the Holder thereof. If any of the Securities are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

Section 302.   Denominations.

The Securities shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 303.   Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by one of its Chairman of the Board, its President or one of its Vice Presidents attested by its Secretary or one of its Assistant Secretaries.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case the Issuer or any Guarantor, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Issuer and its Affiliates.

Section 304.   Temporary Securities.

Pending the preparation of definitive Securities, the Issuer may execute, and upon Issuer Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuer designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305.   Global Securities.

(a)   Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depository, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream and (iii) bear legends as set forth in Section 202(a); provided, however, the Securities are eligible to be in the form of a Global Security.

Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)   Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Under the circumstances described in this clause (b) below, beneficial owners shall obtain certified, physical securities in the form set forth in Sections 202, 203 and 204 (“Physical Securities”) in exchange for their beneficial interests in a Global Security in accordance with the Depositary’s and the Securities Registrar’s procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the Global Security equal to the principal amount of such Physical Securities and the Issuer shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. The Securities shall be delivered in the form of Physical Securities if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is not willing or no longer willing or able to provide securities depository services with respect to the Securities and a successor depositary is not appointed by the Issuer within 90 days, (ii) the Issuer, in its sole discretion, so determines and notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security.

(c)   In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (b) of this Section 305 to beneficial owners who are entitled to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d)   In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section 305, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in a Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e)   Any Physical Security delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided in Section 307, bear the Restricted Securities Legend.

(f)   The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g)   The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Depositary’s customary procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 306.   Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Issuer shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Issuer designated pursuant to Section 1002, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Securities shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Issuer may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 303, 304, 305, 306, 307, 308, 906, 1012, 1015 or 1108 not involving any transfer.

The Issuer shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the date of selection of Securities for redemption under Section 1104 and ending at the close of business on the day of such selection or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 202(a), and the restrictions set forth in this Section 306, and the Holder of each Restricted Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provision of this Section 306 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 (or any successor provision), by an Opinion of Counsel satisfactory to the Issuer and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or any such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities

Legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Sections 304, 308, 906 or 1108 or otherwise, shall also be a Global Security and bear the legend specified in Section 202(a).

Section 307.   Special Transfer Provisions.

The following provisions shall apply (except to the extent inconsistent with the Applicable Procedures):

(a)   Transfers and Exchanges Between Rule 144A Global Securities, Institutional Accredited Investors Global Security and Regulation S Global Securities.

(i)            Rule 144A Global Security or Institutional Accredited Investors Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Rule 144A Global Security or Institutional Accredited Investors Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph (i) and the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Security or Institutional Accredited Investors Global Security, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or Institutional Accredited Investors Global Security, as applicable, or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security or Institutional Accredited Investors Global Security, as applicable, and increase the principal amount of the Regulation S Global Security by such specified principal amount.

(ii)           Regulation S Global Security or Institutional Accredited Investors Global Security to Rule 144A Global Security. If the owner of a beneficial interest in the Regulation S Global Security or Institutional Accredited Investors Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global

Security or Institutional Accredited Investors Global Security, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or Institutional Accredited Investors Global Security, as applicable, or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security or Institutional Accredited Investors Global Security, as applicable, and increase the principal amount of the Rule 144A Global Security by such specified principal amount.

(iii)          Regulation S Global Security or Rule 144A Global Security to Institutional Accredited Investors Global Security. If the owner of a beneficial interest in the Regulation S Global Security or Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Institutional Accredited Investors Global Security, such transfer may be effected only in accordance with this paragraph (iii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Institutional Accredited Investors Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security or Rule 144A Global Security, as applicable, in an equal principal amount be debited from another specified Agent Member’s account and (b) an Institutional Accredited Investor Transfer Certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or Rule 144A Global Security, as applicable, or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security or Rule 144A Global Security, as applicable, and increase the principal amount of the Institutional Accredited Investors Global Security by such specified principal amount.

(iv)          Exchanges between Global Securities and Non-Global Securities. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 305(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Restricted Securities Legend (subject in each case to Section 307(b).

(v)           Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period. The Issuer shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account;

provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.

(b)   Restricted Securities Legend. Rule 144A Global Securities and their Successor Securities, Regulation S Global Securities and their Successor Securities, Institutional Accredited Investors Global Securities and their Successor Securities and Physical Securities and their Successor Securities shall bear a Restricted Securities Legend, subject to the following:

(i)            subject to the following clauses of this Section 307(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

(ii)           subject to the following clauses of this Section 307(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

(iii)          Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Restricted Securities Legend;

(iv)          at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit D hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v)           a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Issuer’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Issuer, shall authenticate and deliver such a new Security as provided in this Article Three.

(c)   General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Section 308.   Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer, each Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Issuer may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309.   Payment of Interest; Interest Rights Preserved.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Section 310.   Defaulted Interest.  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in subsection (a) or (b) below:

(a)   The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer in writing of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

(b)   The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 311.   Persons Deemed Owners.

The Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary. No Holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

Section 312.   Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by an Issuer Order the Issuer shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Issuer a list of all Securities that have been cancelled from time to time as requested by the Issuer. The Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

Section 313.   Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 314.   CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 401.   Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 402.   Defeasance and Discharge.

Upon the Issuer’s exercise under Section 401 of the option applicable to this Section 402, the Issuer, each of the Guarantors and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations under this Indenture and the Security Documents with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer, each of the Guarantors, if any, and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 405 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities, this Indenture and the Security Documents insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuer’s obligations with respect to such Defeased Securities under Sections 304, 305, 306, 307, 308, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 606, and (d) this Article Four. Subject to compliance with this Article Four, the Issuer may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

Section 403.   Covenant Defeasance.

Upon the Issuer’s exercise under Section 401 of the option applicable to this Section 403, the Issuer and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1006 through 1018, inclusive, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Issuer and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(c), (d) or (g), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 404.   Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 402 or Section 403 to the Defeased Securities:

(1)        The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (or on any date after the initial redemption date, if any, for such Defeased Securities, such date being referred to as the “Defeasance Redemption Date”), if when exercising under Section 401 either its option applicable to Section 402 or its option applicable to Section 403, the Issuer shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(2)        In the case of an election under Section 402, the Issuer shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3)        In the case of an election under Section 403, the Issuer shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4)        No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as subsections 501(h) and (i) are concerned, at any time during the period ending on the 91st day after the date of deposit.

(5)        Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest with respect to any securities of the Issuer or any Guarantor.

(6)        Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(7)        The Issuer shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(8)        The Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others.

(9)        No event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit.

(10)      The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with as contemplated by this Section 404.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 405.   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee as permitted under Section 404 (collectively, for purposes of this Section 405, the “Trustee”) pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 406.   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture, the Security Documents and the Securities and the provisions of Articles Thirteen hereof shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Issuer makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.   Events of Default.

“Event of Default,” wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)   there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

(b)   there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(c)   (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor under the Securities, the Guarantees, this Indenture or the Security Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Section 501(a) or (b) or in clause (ii), (iii) or (iv) of this Section 501(c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Issuer by the Trustee or (y) to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Issuer shall have failed to make or consummate an Offer in accordance with the provisions of Section 1012; or (iv) the Issuer shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1015;

(d)   one or more defaults shall have occurred under any agreements, indentures or instruments under which the Issuer, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25,000,000 in the aggregate and such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

(e)   any Guarantee or obligation under the Intercreditor Agreement shall for any reason cease to be, or be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee or by such Security Agreement;

(f)   with respect to Collateral having a Fair Market Value in excess of $20,000,000, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture and the Security Documents, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable;

(g)   one or more judgments, orders or decrees for the payment of money in excess of $25,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Issuer, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(h)   there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect the Issuer, the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Issuer, the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(i)   (A) the Issuer, the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent; (B) the Issuer, the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer, the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it; (C) the Issuer, the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; (D) the Issuer, any Guarantor or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Company or such Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due; or (E) the Issuer, the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this Section 501(i).

The Issuer shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers’ Certificate, of any Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

Section 502.   Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Securities to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Securities); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the Administrative Agent or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. If an Event of Default specified in Sections 501(h) and (i) occurs and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders of the Securities, the Holders of the Securities shall give notice to the Administrative Agent of such acceleration.

Pursuant to the terms of the Intercreditor Agreement, prior to the discharge of the first-priority Liens securing the First Lien Obligations, the Administrative Agent will determine the time and method by which the security interests in the Collateral will be enforced and the Collateral Agent will not be permitted to enforce the security interests and certain other rights related to the Securities even if an Event of Default has occurred and the Securities have been accelerated; provided, that the Collateral Agent may exercise rights and remedies with respect to the security interests after the passage of a period of 180 days from the date on which the Collateral Agent has notified the Administrative Agent that an Event of Default has occurred, and is continuing and that it intends to exercise such rights and remedies, but only to the extent that the Administrative Agent is not diligently pursuing the exercise of its rights and remedies with respect to its security interests, or an insolvency or liquidation proceeding has been commenced with respect to any of the Issuer or the Guarantors.

At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities Outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a)   the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(i)            all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii)           all overdue interest on all Securities,

(iii)          the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

(iv)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

(b)   all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequence thereon provided in Section 513.

The holders of not less than a majority in aggregate principal amount of the Securities Outstanding may on behalf of the Holders of all the Securities waive any past default under this Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Securities, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each of the Securities Outstanding.

Section 503.   Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer and each Guarantor covenant that if

(a)   default is made in the payment of any interest on any Security when such interest becomes due and payable, and such default continues for a period of 30 days;

(b)   default is made in the payment of the principal of (or premium, if any, on) any Security at its Stated Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

the Issuer and any such Guarantor shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Securities, the Guarantees and the Security Documents by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512.

Section 504.   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor, including each Guarantor, upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)   to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding,

(b)   to collect and receive any moneys, securities or other property payable or deliverable upon any conversion or exchange of Securities or upon any such claims and to distribute the same, and

(c)   to, unless prohibited by law or applicable regulations, vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.   Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.   Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or any foreclosure or other remedial provisions contained in the Security Documents, or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article or any foreclosure or other remedial provisions contained in the Security Documents, shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)   FIRST: if the First Lien Obligations have not been discharged, to the agent or the agents for the First Lien Obligations for application to the First Lien Obligations to be applied in the manner set forth in the Bank Credit Agreement and other agreements governing the First Lien Obligations;

(b)   SECOND: to the payment of all costs and expenses incurred by the Trustee and Collateral Agent in connection with the collection of proceeds from the sale of any Collateral or otherwise in connection with this Indenture and any documents relating to any Pari

Passu Secured Indebtedness and the Security Documents (including all existing claims for indemnification under this Indenture) including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Trustee or Collateral Agent on behalf of the Issuer or any Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the Securities and the Pari Passu Secured Indebtedness;

(c)   THIRD: to pay the Securities, any accrued and unpaid interest thereon, including additional interest and any other amounts due under this Indenture, and the Pari Passu Secured Indebtedness, pro rata, based on the respective amounts of the Securities and the Pari Passu Secured Indebtedness then outstanding; and

(d)   FOURTH: to the extent of the balance of such proceeds after application in accordance with clauses (a), (b) and (c) above of this Section 506, to the Issuer or such Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 507.   Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)   such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)   the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)   such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture or any Guarantee and for the equal and ratable benefit of all the Holders.

Section 508.   Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.   Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Security Documents, the Securities or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.   Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.   Control by Majority.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent, or of exercising any trust or power conferred on the Trustee or the Collateral Agent, provided that

(a)           the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction that (i) is in conflict with any rule of law or with this Indenture, the Securities, the Guarantees or the Security Documents, (ii) subject to Sections 701 and 702, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Holders or would expose the Trustee or the Collateral to personal liability; and

(b)           the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent which is not inconsistent with such direction.

Prior to taking any action under this Indenture, the Trustee or the Collateral Agent shall be entitled to security or indemnification satisfactory to the Trustee or the Collateral Agent against all costs, expenses and liabilities which might be incurred by taking such action.

Section 513.   Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on any Security or (ii) in respect of a covenant or a provision hereof which under Article Nine cannot be modified or amended without the consent of a higher percentage of the principal amount of the Outstanding Securities affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514.   Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that, the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 515.   Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and any Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Issuer and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.   Notice of Defaults.

Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602.   Certain Rights of Trustee.

(a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)   the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Securities, the Guarantees or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, the Securities, the

Guarantees or the Security Documents, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e)   the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

(f)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; provided, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)   no provision of this Indenture, the Securities, the Guarantees or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

(i)   the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer, except as otherwise provided herein;

(j)   money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or except as otherwise provided herein;

(k)   if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, the Securities, the Guarantees and the Security Documents and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

Section 603.   Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 604.   Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 605.   Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Issuer. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee acted with gross negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Issuer is liable for the full extent of any such loss.

Section 606.   Compensation and Indemnification of Trustee and Its Prior Claim.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) set forth in a letter agreement executed by the Issuer and the Trustee, as such agreement may be amended or supplemented, and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence or bad faith on such Trustee’s part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and such Trustee’s duties hereunder, including enforcement of this Indenture and/or any of the Security Documents and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability (whether asserted by any Holder, the Issuer or any other Person) in connection with the exercise or performance of any of its powers or duties under this Indenture. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

All payments and reimbursements pursuant to this Section 606 shall be made with interest at the rate borne by the Securities.

As security for the performance of the obligations of the Issuer under this Section 606, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 606 shall not be subordinate to any other liability or indebtedness of the Issuer, and the Securities shall be subordinate to the Trustee’s right to receive such payment.

Section 607.   Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act (whether or not such provision is applicable with respect to the Securities).

Section 608.   Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) (whether or not such provision is applicable with respect to the Securities) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. The Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Corporate Trust Office shall initially be located at Two James Center, 1021 E. Cary Street, 18th Floor, Richmond, VA 23219.

Section 609.   Resignation and Removal; Appointment of Successor Trustee.

(a)   No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 610.

(b)   The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(c)   The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer.

(d)   If at any time:

(1)           the Trustee shall fail to comply with Section 607 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)   If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Issuer. If no successor trustee shall have been so appointed by the Issuer or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)   The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 610.   Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606.

No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) (whether or not such provision is applicable with respect to the Securities) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608.

Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Issuer shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 611.   Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) (whether or not such provision is applicable with respect to the Securities) and this Article Sixth and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.   Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer shall furnish or cause to be furnished to the Trustee

(a)   semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)   at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

ARTICLE EIGHT

CONSOLIDATION, MERGER,
CONVEYANCE, TRANSFER OR LEASE

Section 801.   Issuer or Any Guarantor May Consolidate, etc., Only on Certain Terms.

(a)   The Issuer shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i)            either (1) the Issuer shall be the continuing corporation, or (2) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities, this Indenture and the Security Documents, and this Indenture and the Security Documents shall remain in full force and effect and the Surviving Entity shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee;

(ii)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)          immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction;

(iv)          immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under Section 1008 (other than Permitted Indebtedness);

(v)           each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities and shall have by written agreement confirmed that its obligations under the Security Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee;

(vi)          if any of the property or assets of the Issuer or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 are complied with; and

(vii)         the Issuer or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and the Security Documents and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)   Each Guarantor shall not, and the Issuer shall not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Issuer or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Issuer or any other Guarantor) unless at the time and after giving effect thereto:

(i)            either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Securities, this Indenture, and the Security Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to prefect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee.;

(ii)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)          such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

The provisions of this Section 801(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 1012) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with Section 1013(c).

Section 802.   Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor in accordance with Section 801, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Security Documents, the Securities and/or such Guarantee, as the case may be, with the same effect as if such successor had been named as the Issuer or such Guarantor, as the case may be, herein, in the Securities and/or in such Guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Security Documents, the Securities or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or a Guarantee, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.   Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or agreements or other instruments with respect to any Guarantee, or amendments to the Security Documents in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

(a)   to evidence the succession of another Person to the Issuer, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Issuer or such Guarantor or obligor herein and in the Securities and in any Guarantee, in each case in compliance with the provisions of this Indenture;

(b)   to add to the covenants of the Issuer, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer, any Guarantor or any other obligor upon the Securities, as applicable, in this Indenture, in the Securities or in any Guarantee;

(c)   to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the

Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(d)   to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

(e)   to add a Guarantor pursuant to the requirements of Section 1013;

(f)   to expand the Collateral securing the Securities;

(g)   to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(h)   to provide for uncertificated Securities in place of or in addition to certificated Securities;

(i)   to provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Bank Credit Agreement, the Securities or any other agreement or action that is not prohibited by this Indenture;

(j)   to provide for the release or addition of Collateral in accordance with the terms of this Indenture and the Security Documents; or

(k)   to provide security for additional borrowings under the Bank Credit Agreement that are incurred in accordance with this Indenture.

Section 902.   Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer, each Guarantor and the Trustee, the Issuer and each Guarantor (if a party thereto) when authorized by a Board Resolution and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)   change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) (other than the provisions of Section 1013);

(b)   amend, change or modify the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1015, including amending, changing or modifying any definitions with respect thereto;

(c)   reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture or with respect to any Guarantee;

(d)   modify any of the provisions of this Section 902 or Sections 513 or 1021, except to increase the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such actions, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(e)   except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Issuer or any Guarantor of any of its rights and obligations under this Indenture; or

(f)   modify the provisions of any Security Document in any manner materially adverse to the Holders of the Securities;

provided, further that no such modification or amendment shall without the consent of the holders of 66 2/3% of the Outstanding Securities affected thereby (i) amend, change or modify the obligation of the Issuer to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012, including amending, changing or modifying any definitions with respect thereto or (ii) release all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents.

Upon the written request of the Issuer and each Guarantor, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903, join with the Issuer and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.   Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 904.   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.   Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect, if applicable at such time.

Section 906.   Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuer and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

COVENANTS

Each of the Issuer and the Company (solely with respect to each of the Designated SBG Subsidiaries and with respect to Sections 1006, 1007, 1014 and 1019) covenants and agrees that:

Section 1001.   Payment of Principal, Premium and Interest.

The Issuer shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002.   Maintenance of Office or Agency.

The Issuer shall maintain an office or agency where Securities may be presented or surrendered for payment. The Issuer also shall maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The

Issuer shall give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Issuer shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Issuer hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003.   Money for Security Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Issuer is not acting as Paying Agent, the Issuer shall, before each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

If the Issuer is not acting as Paying Agent, the Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)   hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)   give the Trustee notice of any Default by the Issuer or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(c)   at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)   acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor, including each Guarantor, upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee shall serve as the Paying Agent.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Issuer.

Section 1004.   Corporate Existence.

Subject to Article Eight, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Issuer and each Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Issuer to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 1005.   Payment of Taxes and Other Claims.

The Issuer shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary shown to be due on any return of the Issuer or any Subsidiary or otherwise assessed or upon the income, profits or property of the Issuer or any Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Issuer or any Subsidiary, except for any Lien permitted to be incurred under Section 1011 if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Issuer) are being maintained in accordance with generally accepted accounting principles consistently applied.

Section 1006.   Maintenance of Properties.

(a)   Property.  The Issuer and the Company shall cause all material properties owned by the Issuer or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer, desirable in the conduct of its business or the business of any Subsidiary and not reasonably expected to have a material adverse effect on the ability of the Issuer to perform its obligations hereunder.

(b)   Licenses.  The Issuer and the Company shall, and shall cause each of the Restricted Subsidiaries to (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises (including material broadcast licenses for Owned Stations) and (ii) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 1007.   Insurance.

The Issuer and the Company shall, and shall cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, provided that the Issuer shall in any event maintain with respect to itself, each of its subsidiaries and each Owned Station, and shall use its reasonable best efforts to cause each Material Third-Party Licensee for each Contract Station (or the Person that owns the Capital Stock of such Material Third-Party Licensee) to maintain with respect to itself and such Contract Station, casualty insurance and insurance against claims and damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness) in such amounts that are customarily maintained by Persons engaged in the same or similar businesses operating in the same or similar locations.

Each policy of property insurance required to be maintained by the Issuer, the Company and the Restricted Subsidiaries under this Section 1007 shall name the Collateral Agent as loss payee or additional insured and shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ written notice to the Collateral Agent, for any occupancy or use of any property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such property.  The Issuer will advise the Collateral Agent promptly of any policy cancellation, reduction or material amendment.

After the Issue Date, upon the request of the Collateral Agent at any time or from time to time, not later than 15 Business Days prior to the termination or expiry date of any insurance required to be maintained by the Issuer hereunder, the Issuer shall deliver to the Collateral Agent certificates of insurance evidencing that such insurance has been renewed, subject only to the payment of premiums as they become due.  In addition, the Issuer will not modify in any material respect any of the provisions of any policy with respect to casualty or liability insurance without delivering the original copy of the endorsement reflecting such modification to the Collateral Agent and, if required by the Collateral Agent in writing, accompanied by a written report of any firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Holders of the Securities and the Collateral Agent, is in compliance with the provisions of this Section 1007 and is comparable in all respects with insurance carried by responsible owners and operators of similar properties.  The Issuer shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 1007 unless the Collateral Agent is the additional insured thereunder, with loss payable as provided herein.  The Issuer shall immediately notify the Collateral Agent whenever any such separate insurance is obtained and shall deliver to the Collateral Agent certificates of insurance evidencing the same.

If any portion of the properties subject to a Mortgage is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), the Issuer shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance with respect to such property in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

Section 1008.   Limitation on Indebtedness.

(a)   The Issuer shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that the Issuer may incur Indebtedness and a Guarantor may incur Permitted Guarantor Indebtedness if (i) the Debt to Operating Cash Flow Ratio of the Issuer and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto and to the application of the proceeds, is 7:1 or less and (ii) in the case of any incurrence of secured Indebtedness, the Secured Debt to Operating Cash Flow Ratio of the Issuer and the Restricted

Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto and to the application of the proceeds, is 5.5:1 or less.

(b)   The foregoing limitation shall not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i)            (A) Indebtedness of the Issuer under the Bank Credit Agreement and (B) any Indebtedness incurred to refinance, restructure, replace or substitute Indebtedness of the Issuer under the Bank Credit Agreement, in an aggregate principal amount for Indebtedness incurred under clauses (A) and (B) not to exceed at any one time outstanding $406,900,000 plus any Related Amounts;

(ii)           Indebtedness of the Issuer pursuant to the Securities (other than any Additional Securities) and Indebtedness of any Guarantor pursuant to a Guarantee

(iii)          Indebtedness of any Guarantor consisting of a guarantee of the Issuer’s Indebtedness under the Bank Credit Agreement;

(iv)          Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness in clauses (i), (ii), (iii), (v), (vi), (vii), (xii) and (xiv) of this Section 1008);

(v)           Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any Indebtedness of the Issuer owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an Intercompany Note in the form attached to this Indenture as Exhibit E and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Issuer’s obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement and the Securities on a second-priority basis) shall be deemed to be an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary not permitted by this clause (v);

(vi)          Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Issuer or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary that is not a Guarantor, (1) any such Indebtedness is made pursuant to an Intercompany Note in the form attached to this Indenture as Exhibit E and (2) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided, further, that (1) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Issuer or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement and the Securities on a second-priority basis) shall be deemed to be an incurrence of such Indebtedness by such Wholly Owned Restricted Subsidiary not permitted by this clause (vi) and (2) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Issuer or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

(vii)         Indebtedness pursuant to guarantees of any Restricted Subsidiary of any of Issuer’s Indebtedness made in accordance with the provisions of Section 1013;

(viii)        Indebtedness of the Issuer entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Issuer against fluctuations in interest rates in respect of the Indebtedness of the Issuer, as long as such obligations are incurred in the ordinary course of business (and not for speculative purposes);

(ix)           Indebtedness incurred pursuant to any refinancing, replacement, redemption or repurchase of the Existing Convertible Notes, including Indebtedness incurred to pay a dividend or make a distribution or loan to the Company to fund such refinancing, replacement, redemption or repurchase, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of Existing Convertible Notes so refinanced, replaced, redeemed or repurchased minus any amounts in the Tender Offer Collateral Account that have not yet been used to repurchase or redeem Existing Convertible Notes, plus the lesser of (i) the stated amount of any premium, interest or other payment required to be paid in connection with such refinancing, replacement, redemption or repurchase pursuant to the terms of the Existing Convertible Notes or (ii) the amount of premium, interest or other payment actually paid at such time to refinance, replace, redeem or repurchase the Existing Convertible Notes plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing, replacement, redemption or repurchase, provided that such Indebtedness (A) does not mature and is not subject to mandatory redemption at the option of the holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Stated Maturity of the Securities, (B) is unsecured or is secured by property that also secures the Securities and the Guarantees on an equal and ratable basis or on a basis that is senior in priority to such Indebtedness, (C) does not have restrictive covenants or other terms that are more stringent in any material respect than the covenants set forth herein after giving effect to any amendment to this Indenture and the Securities made in compliance with this Indenture, (D) is not directly or indirectly guaranteed by any entity that does not also guarantee the Securities, and (E) provides that the Securities have priority with respect to Net Cash Proceeds from Asset Sales;

(x)            Indebtedness incurred pursuant to any refinancing, replacement, redemption, substitution or repurchase of the Convertible Debentures or the Existing Subordinated Notes, including, in the case of the Convertible Debentures, Indebtedness incurred to pay a dividend or make a distribution or loan to the Company to fund such refinancing, replacement, redemption, substitution or repurchase, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of Convertible Debentures or the Existing

Subordinated Notes so refinanced, replaced, redeemed or repurchased, plus the lesser of (i) the stated amount of any premium, interest or other payment required to be paid in connection with such refinancing, replacement, redemption, substitution or repurchase pursuant to the terms of the Convertible Debentures or the Existing Subordinated Notes, as applicable, or (ii) the amount of premium, interest or other payment actually paid at such time to refinance, replace, redeem or repurchase the Convertible Debentures or the Existing Subordinated Notes plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing, replacement, redemption or repurchase , provided that such Indebtedness (A) does not mature and is not subject to mandatory redemption at the option of the holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Stated Maturity of the Securities, (B) does not have restrictive covenants or other terms that are more stringent in any material respect than the covenants set forth herein after giving effect to any amendment to this Indenture and the Securities made in compliance with this Indenture, (C) is not directly or indirectly guaranteed by any entity that does not also guarantee the Securities, and (D) provides that the Securities issued under this Indenture have priority with respect to Net Cash Proceeds from Asset Sales;

(xi)           Indebtedness incurred pursuant to any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv), (ix) and (x) above, including any successive refinancings in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) not in excess of the aggregate principal amount of such Indebtedness so refinanced, plus the lesser of (i) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing and, (A) in the case of Subordinated Indebtedness, such new Indebtedness is expressly subordinated in right of payment to the Securities or the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced, including with respect to the Collateral, and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness.  In addition, with respect to Indebtedness under clauses (ii), (iii), (iv), (ix) and (x) above, such new Indebtedness incurred pursuant to a refinancing (A) is either unsecured or secured on the same basis as such refinanced Indebtedness and (B) does not mature and is not subject to mandatory redemption at the option of the holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Maturity Date;

(xii)          Indebtedness created due to a change in generally accepted accounting principles of the United States as applied to the Issuer and the Restricted Subsidiaries, or international financial reporting standards, should such standards become applicable to the Issuer and the Restricted Subsidiaries;

(xiii)         Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; and

(xiv)        Indebtedness of the Issuer in addition to that described in clauses (i) through (xiii) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $35,000,000 at any time outstanding.

In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the subsections (a) and (b) of this Section 1008, the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and may later classify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that all Indebtedness outstanding on the Issue Date under the Bank Credit Agreement shall be deemed incurred under subsection (b)(i) and not subsections (a) or (b)(iv) of this Section 1008 and may not later be reclassified.

Section 1009.   Limitation on Restricted Payments.

(a)   The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(i)            declare or pay any dividend on, or make any distribution to holders of, any of the Issuer’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(ii)           purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Issuer or any Affiliate thereof including any Subsidiary (except Equity Interests held by the Issuer or a Wholly Owned Restricted Subsidiary that is a Guarantor);

(iii)          make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

(iv)          declare or pay any dividend or distribution on any Equity Interests of any Restricted Subsidiary to any Person (other than to the Issuer or any of its Wholly Owned Restricted Subsidiaries that are Guarantors);

(v)           incur, create or assume any guarantee of Indebtedness of any Affiliate (other than any Wholly Owned Restricted Subsidiary); or

(vi)          make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any exception thereto, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and evidenced by a Board Resolution),

(i)            no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Issuer or any Restricted Subsidiary;

(ii)           immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008(a); and

(iii)          the aggregate amount of all such Restricted Payments declared or made after the Issue Date does not exceed the sum of:

(A)          an amount equal to the Issuer’s Cumulative Operating Cash Flow less 1.4 times the Issuer’s net Cumulative Consolidated Interest Expense;

(B)           the aggregate Net Cash Proceeds received after the Issue Date by the Issuer from capital contributions (other than from the Company or a Subsidiary) or from the issuance or sale (other than to the Company or any of the Subsidiaries of the Issuer) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below);

(C)           to the extent that any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after the Issue Date is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes); and

(D)          $65,000,000;

less, the amount of Permitted Payments made pursuant to clauses (b)(ix) and (xi) below.

(b)   Notwithstanding the foregoing, and in the case of clauses (ii) through (xiii) below, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (xiii) being referred to as “Permitted Payments”):

(i)            the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 1009 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by Section 1009(a) above;

(ii)           any transaction with an officer or director of the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Issuer);

(iii)          the repurchase, redemption, or other acquisition or retirement for value of any Equity Interests of the Issuer in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Issuer) of other Qualified Equity Interests of the Issuer; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from subsection (a)(iii)(B) of this Section 1009;

(iv)          any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to the Company or any Subsidiary of the Issuer) of any Qualified Equity Interests of the Issuer, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from subsection (a)(iii)(B) of this Section 1009;

(v)           the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of the Issuer, provided that any such new Indebtedness (A) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Issuer incurred in connection with such refinancing; (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities; (C) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (D) is expressly subordinated in right of payment to the Securities and the Guarantees, as the case may be, at least to the same extent as the Subordinated Indebtedness to be refinanced;

(vi)          payments of cash dividends to the Company in an amount sufficient to enable the Company to make payments of cash interest required to be made in respect of the Existing Convertible Notes and the Convertible Debentures (but not to exceed such required amount) in accordance with the terms thereof in effect on the Issue Date; provided, the Company is otherwise unable to pay such interest and such dividends are applied directly to the payment of such interest;

(vii)         payments of cash dividends or other cash distributions or payments to the Company out of the funds contained in the Tender Offer Collateral Account, if any, in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of any Existing Convertible Notes in accordance with the terms thereof as in effect on the Issue Date and any reasonable fees and expenses incurred by the Company in connection therewith; provided, that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of the principal of any Existing Convertible Notes;

(viii)        any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Existing Convertible Notes out of the funds contained in the Tender Offer Collateral Account and the distribution or transfer of any such Existing Convertible Notes to the Company for retirement or cancellation;

(ix)           any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Existing Subordinated Notes (other than through the issuance of unsecured Indebtedness of the Issuer or Indebtedness of the Issuer that is secured by a Lien which is junior to the second-priority Liens securing the Securities and the Guarantees);

(x)            any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Existing Subordinated Notes through the issuance of unsecured Indebtedness of the Issuer or Indebtedness of the Issuer that is secured by a Lien which is junior to the second-priority Liens securing the Securities and the Guarantees;

(xi)           payments of cash dividends or other cash distributions or payments to the Company, other than with proceeds of the issuance of unsecured Indebtedness of the Issuer or Indebtedness of the Issuer that is secured by a Lien which is junior to the second-priority Liens securing the Securities and the Guarantees, in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of any Convertible Debentures in accordance with the terms thereof as in effect on the Issue Date and any reasonable fees and expenses incurred by the Company in connection therewith, provided that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of the principal of any Convertible Debentures;

(xii)          payments of cash dividends or other cash distributions or payments to the Company with proceeds of the issuance of unsecured Indebtedness of the Issuer or Indebtedness of the Issuer that is secured by a Lien which is junior to the second-priority Liens securing the Securities and the Guarantees in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of any Convertible Debentures in accordance with the terms thereof on the Issue

Date and any reasonable fees and expenses incurred by the Company in connection therewith, provided that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of the principal of any Convertible Debentures;

(xiii)                          the declaration and payment of cash dividends, distributions, loans or other transfers by the Issuer to the Company in amounts required (but not in excess thereof) for the Company to pay, in each case without duplication:

(A)                              foreign, federal, state and local incomes taxes, to the extent such income taxes are either (x) attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries or (y) attributable to the income of the Company but not any of its subsidiaries; provided, that in the case of clause (x) above, the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(B)                                fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries (provided, that for so long as such direct or indirect parent owns no assets other than the Equity Interests in the Issuer or another direct or indirect parent of the Issuer, such fees and expenses shall be deemed for purposes of this clause (B) to be so attributable to such ownership or operation);

(C)                                amounts payable on the Company’s lease for the corporate headquarters;

(D)                               general and administrative overhead of subsidiaries of the Company (other than the Issuer and the Restricted Subsidiaries) so long as the aggregate payments pursuant to this clause (D) shall not in any fiscal year exceed an amount equal to $3,000,000 minus any payments made pursuant to clause (xii) of the definition of “Permitted Investments”;

(E)                                 Capital Expenditures so long as the amount of all payments pursuant to this clause (E) shall not exceed $10,000,000 in the aggregate; and

(F)        unfunded commitments set forth in Schedule III hereto, so long as the amount of all payments pursuant to this clause (F) shall not exceed in the aggregate an amount equal to $19,500,000 minus any payments made pursuant to clause (xiii) of the definition of “Permitted Investments”

provided, that, notwithstanding anything herein to the contrary, no Designated SBG Subsidiary shall be permitted to make any dividend or other distributions, in cash or property (other than in its additional ownership interests), to the Company or any subsidiary of the Company that directly owns the ownership interests of such Designated SBG Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests or any option, warrant or other right to acquire any such ownership interests.

Section 1010.  Limitation on Transactions with Affiliates.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Issuer (other than the Issuer or a Wholly Owned Restricted Subsidiary) unless:

(a)   such transaction or series of transactions is in writing on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b)   with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Issuer delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors of the Company or, in the event there is only one Independent Director of the Company, by such Independent Director); and

(c)   with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, a written opinion to the Issuer or such Restricted Subsidiary from an independent investment banking, accounting or appraisal firm of nationally recognized standing that the terms of such transaction are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

Notwithstanding the foregoing, this Section 1010 shall not apply to (i) any transaction with an officer or director of the Company or the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or the Issuer), (ii) any transaction entered into by the Issuer or any Wholly Owned Restricted Subsidiary with a Wholly Owned Restricted Subsidiary, and (iii) transactions in existence on the Issue Date.

Section 1011.   Limitation on Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the Issue Date, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following (collectively, the “Permitted Liens”):

(a)   any Lien existing as of the Issue Date (other than Liens permitted under clause (c) below);

(b)   any Lien arising by reason of (i) any judgment, decree or order of any court not constituting an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes not yet delinquent or which are being contested in good faith; (iii) security for payment of workers’ compensation or other insurance; (iv) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Subsidiary or the value of such property for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (vii) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; or (viii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c)   any Lien now or hereafter existing on property of the Issuer or any Restricted Subsidiary securing Indebtedness incurred pursuant to Section 1008(b)(i), provided that (x) Section 1013 is complied with and (y) the Securities and the Guarantees shall be secured by such property on at least a second-priority basis;

(d)   any Lien securing Indebtedness provided that (x) the Issuer and the Restricted Subsidiaries would comply with Section 1008(a) if such Indebtedness were incurred on the date such Lien is incurred and (y) Section 1013 is complied with;

(e)   any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Issuer or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 1008; provided that any such Lien only extends to the assets that were subject to such

Lien securing such Acquired Indebtedness prior to the related transaction by the Issuer or its Restricted Subsidiaries;

(f)   any Lien securing Permitted Guarantor Indebtedness;

(g)   Liens securing the Securities and Guarantees and any obligations owing to the Trustee or the Collateral Agent under this Indenture or the Security Documents;

(h)   any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) and (c) through (f) so long as the Lien is limited to the same property and assets that secured the original Lien; and

(i)   Liens on property of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $10,000,000 at any one time outstanding provided that (a) the Securities and the Guarantees shall be secured by such property equally and ratably with, or senior in priority to, such obligations and (b) the holder of such Lien either (x) is subject to an intercreditor agreement consistent with the Intercreditor Agreement or (y) is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the Holders of the Securities.

(j)   any Lien on property of the Issuer or any Restricted Subsidiary securing Indebtedness incurred pursuant to Section 1008(b)(x); provided, that (A) Section 1013 is complied with and (y) the Securities and the Guarantees shall be secured by such property on a basis that is senior in priority to such Lien.

Section 1012.   Limitation on Sale of Assets.

(a)   The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale (exclusive of assumed senior Indebtedness to which the Issuer and the Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (ii) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Issuer and evidenced in a Board Resolution or in connection with an Asset Swap, as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however, that in the event the Issuer or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and (ii).  Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

(b)   If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness or, if the assets disposed of were not Collateral, any Pari Passu Indebtedness then outstanding as required by the terms thereof, or the Issuer determines not to apply such Net Cash Proceeds to the permanent prepayment of such secured Indebtedness or Pari Passu Indebtedness, as applicable, or if no such secured Indebtedness or Pari Passu Indebtedness that by its terms requires the repayment thereof is then outstanding, then the Issuer may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors of the Issuer) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Issuer or its Restricted Subsidiaries existing on the Issue Date or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness or, if the assets disposed of were not Collateral, Pari Passu Indebtedness nor used or invested as set forth in this paragraph within 12 months of the Asset Sale constitutes “Excess Proceeds.” Pending the final application of any Net Cash Proceeds pursuant to this Section 1012(b), the Issuer or the applicable Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

(c)   On the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $10,000,000 or more, the Issuer shall apply the Excess Proceeds to the repayment of the Securities, secured Indebtedness or, if the assets disposed of were not Collateral, any Pari Passu Indebtedness required to be repurchased under the instrument governing such secured Indebtedness or Pari Passu Indebtedness as follows:

(i)            the Issuer shall make an offer to purchase (an “Offer”) from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of Securities that may be purchased out of an amount (the “Security Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities, secured Indebtedness and, if not Collateral, such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Securities tendered), and

(ii)           to the extent required by such secured Indebtedness or Pari Passu Indebtedness to permanently reduce the principal amount of such secured Indebtedness or Pari Passu Indebtedness, the Issuer shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness or secured Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Security Amount.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of secured Indebtedness and Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), the Issuer shall use such Deficiency in the business of the Issuer and its Restricted Subsidiaries. Upon completion of the purchase of all the Securities tendered pursuant to an Offer and repurchase of the secured Indebtedness or Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d)   Whenever the Excess Proceeds exceed $10,000,000, such Excess Proceeds shall be set aside by the Issuer in a separate account pending (i) deposit with the depositary or a Paying Agent of the amount required to purchase the Securities, secured Indebtedness or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Issuer of the Offered Price to the Holders of the Securities, secured Indebtedness or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Issuer and the Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such Investment made after the amount of Excess Proceeds exceeds $10,000,000 shall not be later than the Offer Date. The Issuer shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Issuer shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

(e)   If the Issuer becomes obligated to make an Offer pursuant to clause (c) above, the Securities shall be purchased by the Issuer, at the option of the Holder thereof, in whole or in part in amounts of $2,000 or in integral multiples of $1,000 in excess thereof, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act, subject to proration in the event the Security Amount is less than the aggregate Offered Price of all Securities tendered.

(f)   The Issuer shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at his address appearing in the Security Register, a notice stating or including:

(1)           that the Holder has the right to require the Issuer to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(2)           the Offer Date;

(3)           the instructions a Holder must follow in order to have its Securities purchased in accordance with paragraph (c) of this Section; and

(4)           such other information, if any, concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed investment decision.

(g)   Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice at least three Business Days prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012 if the Issuer receives, not later than three Business Days prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $2,000 or any multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $2,000 or any multiple of $1,000 in excess thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Issuer.

(h)   The Issuer shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York City time) on the Offer Date, deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than the Offer Date, deliver to the Paying Agent (if other than the Issuer) an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer.

Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Issuer together with interest or dividends, if any, thereon.

(i)   Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Issuer shall default in the payment of the Offered Price) such Issuer shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Issuer at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $2,000 or multiples of $1,000 in excess thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Isssuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the

Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(j)   The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with any provisions of such an Offer, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under any provisions of such an Offer by virtue of any such conflict.

(k)   The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness, including the Bank Credit Agreement and the Existing Convertible Notes, as in effect on the Issue Date and listed on Schedule IV hereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Holders of Securities than those existing on the Issue Date) that would materially impair the ability of the Issuer to make an Offer to purchase the Securities or, if such Offer is made, to pay for the Securities tendered for purchase.

Section 1013.   Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

(a)   The Issuer shall not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Issuer (other than guarantees in existence on the Issue Date) unless such guarantee is otherwise permitted under this Indenture and such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Securities on the same terms as the guarantee of such Indebtedness. Each Restricted Subsidiary that becomes a Guarantor after the date of issuance of the Securities shall also become a party to the Security Documents and shall take such actions as are reasonably necessary or advisable to grant the Collateral Agent for the benefit of the Holders of the Securities, the Trustee and the Collateral Agent a perfected and at least second-priority security interest in any Collateral held by such Restricted Subsidiary, subject to Permitted Liens, provided, that if such Indebtedness is Subordinated Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

(b)   Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a “Guarantee” and the issuer of each such Guarantee is referred to as a “Guarantor.” Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, and any security interest granted pursuant to any Security Document released, upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Company’s or the Issuer’s Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with this Indenture or (ii) with respect to any Guarantees created after the Issue Date, the release by the holders of the Indebtedness of the Issuer described in Section 1013(a) above of their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Issuer has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their Guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 1014.   Restriction on Transfer of Assets.

The Issuer and the Guarantors shall not sell, convey, transfer or otherwise dispose of their respective assets or property to any Restricted Subsidiary (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses, in each case subject to compliance with Section 1012. For purposes of this provision and Section 1012, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Issuer shall not be considered “in the ordinary course of business.”

Section 1015.   Purchase of Securities upon a Change of Control.

(a)   If a Change of Control shall occur at any time, then each Holder of Securities shall have the right to require that the Issuer purchase such Holder’s Securities in whole or in part in amounts of $2,000 and integral multiples of $1,000 in excess thereof, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described in subsection (c) of this Section (the “Change of Control Offer”) and in accordance with the procedures set forth in subsections (b), (c), (d) and (e) of this Section.

Notwithstanding the foregoing, the Issuer will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer to be made by the Issuer (such an offer, a “Third Party Offer”) and such third party purchases all the Securities properly tendered and not withdrawn under such Third Party Offer.

(b)   Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem all of the Securities pursuant to Section 1101(c), the Issuer shall notify the Trustee thereof and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder of the Securities by first-class mail, postage prepaid, at the address appearing in the Security Register, stating among other things:

(1)         that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at the Change of Control Purchase Price;

(2)         the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)         (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company, the Issuer and any Guarantor pursuant to Section 1019), (ii) a description of material developments in the Issuer’s business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed investment decision;

(4)         that the Change of Control Offer is being made pursuant to this Section 1015 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(5)         the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

(6)         the Change of Control Purchase Price;

(7)         the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

(8)         that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

(9)         that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(10)      the procedures for withdrawing a tender of Securities and Change of Control Purchase Notice;

(11)      that any Security not tendered will continue to accrue interest; and

(12)      that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c)   Upon receipt by the Issuer of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Issuer at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d)   The Issuer shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Issuer’s expense to the Holder thereof. The Issuer shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1015, the Issuer shall choose a Paying Agent which shall not be the Issuer.

(e)   A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

(1)        the name of the Holder;

(2)        the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3)        the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

(4)        the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Issuer.

(f)   Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuer together with interest, if any, thereon.

(g)   The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer, provided that to the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.

Section 1016.   Limitation on Subsidiary Equity Interests.

The Issuer shall not permit any Restricted Subsidiary to issue any Equity Interests, except for (i) Equity Interests issued to and held by the Issuer or a Wholly Owned Restricted Subsidiary or, in the case of any Designated SBG Subsidiary, the Company, and (ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

Section 1017.   Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary, (iii) make any Investment in the Issuer or any Restricted Subsidiary or (iv) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date and listed on Schedule V hereto or contained in any other indenture or instrument governing debt or preferred securities that are no more restrictive than those contained in this Indenture; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Issuer on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Issuer and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in this Indenture; and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 1012 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

Section 1018.   Limitation on Unrestricted Subsidiaries.

The Issuer shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, (A) a Default or Event of Default shall have occurred or be continuing or arise therefrom or (B) at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) shall be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Issuer and (ii) may be made in cash or property.

Section 1019.   Provision of Financial Statements.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were so subject (the “Required Filing Dates”); provided, however, that if the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, it shall not be required to file with the Commission such documents to the extent it posts such documents that it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if it were so subject on its website accessible to each Holder of Securities by the applicable Required Filing Date. The Company shall also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company’s cost. Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Holders if (A) it has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis, and Retrieval Filing System (EDGAR) and such reports are publicly available or (B) it is not subject to Sections 13(a) or 15(d) of the Exchange Act and it has posted such reports on its website and such reports are publicly available. If at any time the Company is not subject to Sections 13(a) or 15(d) of the Exchange Act, it shall also hold a quarterly conference call to discuss the consolidated financial results of the Company with the Holders of the Securities. Such conference call shall not be later than five Business Days from each Required Filing Date. No fewer than two days prior to the conference call, the Company shall issue a press release to the appropriate wire services announcing the time, date and access details of such conference call.

If at any time the financial statements of the Company do not include the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flow of the Issuer and the Guarantors presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act, then the Issuer shall furnish to each Holder of Securities (including by posting on a website accessible to each Holder of Securities) (a) within 120 days after the end of each fiscal year of the Issuer, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all reported on by

PricewaterhouseCoopers, LLP or other independent public accountants of recognized national standing and (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, the unaudited consolidated balance sheet and related statements of operations, stockholder’s equity and cash flows of the Issuer and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such fiscal quarter and then elapsed portion of such fiscal year, setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Issuer.

So long as any of the Securities remain Outstanding, the Issuer shall make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale of Securities the information required by Rule 144A(d)(4) under the Securities Act so long as such Securities are not freely transferable under the Securities Act.

Section 1020.   Statement by Officers as to Default.

(a)   The Issuer shall deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Issuer ending after the date hereof, a written statement signed by two executive officers of the Issuer, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not, after a review of the activities of the Issuer during such year or such quarter and of the Issuer’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuer has fulfilled all its obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be and, if there has been a Default, specifying each Default and the nature and status thereof.

(b)   When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5,000,000), the Issuer shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers’ Certificate specifying such Default, Event of Default, notice or other action within five Business Days of its occurrence.

Section 1021.   Waiver of Certain Covenants.

The Issuer or any Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1006 through 1011, 1013, 1014 and 1016 through 1019, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1022.   Tender Offer

The Issuer shall use its best efforts to consummate the Tender Offers with respect to all of the Existing Convertible Notes tendered thereunder promptly upon the expiration of the Tender Offers on November 5, 2009 (or such later date if the Issuer extends the Tender Offers in good faith).

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101.  Rights of Redemption.

(a)   Except as described in this subsection (a) or subsection (c) hereof, the Securities may not be redeemed until November 1, 2013. At any time prior to November 1, 2013, upon not less than 15 nor more than 60 days’ prior notice as provided for in Section 1105, the Issuer may redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)   From and after November 1, 2013, the Issuer may redeem the Securities, in whole or, from time to time, in part, upon not less than 15 nor more than 60 days’ prior notice as provided for in Section 1105 at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed), plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of Securities of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2013	104.625%
2014	102.313%
2015 and thereafter	100.000%

(c)   At any time on or prior to November 1, 2012, the Issuer may redeem up to 35% of the principal amount of Securities issued under this Indenture with the net proceeds of one or more Equity Offerings of the Issuer at 109.25% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date); provided that:

(i)   at least 65% of the original principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remains Outstanding after each such redemption; and

(ii)   the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion of such Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Section 1102.   Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

Section 1103.   Election to Redeem; Notice to Trustee.

If the Issuer elects to redeem Securities pursuant to Section 1101, the Issuer shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 1105 but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Security and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Securities to be redeemed and (d) the redemption price. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

Section 1104.   Selection by Trustee of Securities to Be Redeemed.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate consistent with any applicable procedures of DTC, although no Security of $2,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1105.   Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of

Securities to be redeemed, at such Holder’s address appearing in the Security Register. The Trustee shall give notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee, at least 5 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Issuer’s expense and setting forth the information to be stated in such notice as provided in the following items; provided, further, that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article Twelve.

All notices of redemption shall state:

(a)   the Redemption Date;

(b)   the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any;

(c)   if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be Outstanding after such partial redemption;

(d)   in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that on or after the Redemption Date, upon surrender of such Security, the Holder shall receive, without charge, a new Security or Securities of authorized denominations for the aggregate principal amount equal to the unredeemed portion thereof;

(e)   that on the Redemption Date the Redemption Price (and accured interest, if any, to the Redemption Date payable as provided in Section 1107) shall become due and payable upon each such Security or portion thereof to be redeemed, and that, unless the Issuer defaults in payment of the Redemption Price, interest thereon shall cease to accrue on and after said date;

(f)   the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(g)   the name and address of the Paying Agent;

(h)   that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(i)   the “CUSIP” number, if any, relating to such Securities; and

(j)   the paragraph of the Securities pursuant to which the Securities are to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice to any Holder of any Security designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1106.   Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

Section 1107.   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

If the optional Redemption Date is on or after an Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Securities shall be subject to redemption by the Issuer.

Section 1108.   Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part (pursuant to the provisions of this Article) shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security at the expense of the Issuer, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased; provided, that each such new Security shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 1201.   Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein, rights to payment and rights to replacement of stolen, lost or mutilated Securities expressly provided for) and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)   either

(1)        (i) all the Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2)        all such Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at such Stated Maturity or Redemption Date;

(b)   the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer or any Guarantor; and

(c)   the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound.

Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 606 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1003 shall survive.

Section 1202.   Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture (including, without limitation, Section 605), to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE THIRTEEN

GUARANTEE

Section 1301.   Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Thirteen, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the extent lawful, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and, for purposes of this Guarantee, all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee) and all obligations arising under the Security Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”).

Each Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is expressly subordinated to the Guarantor Obligations, in which case the Guarantor Obligations shall rank senior in right of payment to such other Indebtedness. Each Guarantor further agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article Thirteen notwithstanding any extension or renewal of any Guarantor Obligation.

Section 1302.   Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a)   This Guarantee shall be a continuing guarantee of the payment and performance of all Guarantor Obligations and shall remain in full force and effect until the payment in full of all of the Guarantor Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each of the Guarantors’ liability shall extend to all amounts which constitute part of the Guarantor Obligations and would be owed by the Issuer under this Indenture, the Securities and the Security Documents but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

(b)   Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(c)   Each Guarantor, jointly and severally, guarantees that the Guarantor Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders of the Securities.

(d)   Each Guarantor’s liability under this Guarantee to pay or perform or cause the performance of the Guarantor Obligations shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

(e)   Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Issuer to any Guarantor.

Section 1303.   Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Issuer under the Securities, this Indenture and the Security Documents and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Issuer and whether or not the Issuer is joined in any such action or proceeding. To the extent permitted by law, the liability of the Guarantors hereunder is irrevocable, absolute and unconditional and the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a)   any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or the Security Documents, or any agreement or instrument relating to any of the foregoing;

(b)   any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Issuer, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantor Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture, the Securities or the Security Documents, including any increase or decrease in the Guarantor Obligations;

(c)   the taking of security from the Issuer, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d)   the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantor Obligations and the obligations of any Guarantor hereunder;

(e)   the abstention from taking security from the Issuer, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f)   any loss, diminution of value or lack of enforceability of any security received from the Issuer, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g)   any other dealings with the Issuer, any Guarantor or any other Person, or with any security;

(h)   the Trustee’s or the Holders’ acceptance of compositions from the Issuer or any Guarantor;

(i)   the application by the Holders or the Trustee of all monies at any time and from time to time received from the Issuer, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Issuer or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, if any, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any such collateral;

(j)   the release or discharge of the Issuer or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k)   any change in the name, business, capital structure or governing instrument of the Issuer or any Guarantor or any refinancing or restructuring of any of the Guarantor Obligations;

(l)   the sale of the Issuer’s or any Guarantor’s business or any part thereof;

(m)   subject to Section 1314, any merger or consolidation, arrangement or reorganization of the Issuer, any Guarantor, any Person resulting from the merger or consolidation of the Issuer or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Issuer or any Guarantor;

(n)   the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Issuer or its assets or any resulting discharge of any obligations of the Issuer (whether voluntary or involuntary) or of any Guarantor or the loss of corporate existence;

(o)   subject to Section 1314, any arrangement or plan of reorganization affecting the Issuer or any Guarantor;

(p)   any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Issuer or any Guarantor; or

(q)   any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Guarantor Obligations or the liability of the Issuer or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Guarantor Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 1304.   Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Guarantor Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Issuer under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Guarantor Obligations due to the Trustee or the Holders by the Issuer or any part thereof.

Section 1305.   Waivers.

(a)   Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Issuer of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Issuer or such Guarantor with respect to the Guarantor Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

(b)   Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Issuer, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)            initiate or exhaust any rights, remedies or recourse against the Issuer, any Guarantor or any other Person;

(ii)           value, realize upon, or dispose of any security of the Issuer or any other Person held by the Trustee or the Holders; or

(iii)          initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

(c)   With respect to this Section 1305, to the extent applicable to any Guarantor, each Guarantor expressly waives application of Sections 26-7 through 26-9 of the North Carolina General Statutes.

Section 1306.   The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Issuer has no legal existence, is or becomes under no legal obligation to discharge the Guarantor Obligations owing to the Trustee or the Holders by the Issuer or if any of the Guarantor Obligations owing by the Issuer to the Trustee or the Holders becomes irrecoverable from the Issuer by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such

Guarantor Obligations have been paid in full to the Trustee and all Guarantor Obligations owing to the Trustee or the Holders by the Issuer have been discharged or such earlier time as Section 402 shall apply to the Securities, and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand; provided, that, with respect to a Guarantor that is released from its Guarantee in compliance with Section 802 or Section 1314, such Guarantor shall no longer be under any legal obligation to discharge the Guarantor Obligations.

Section 1307.   Fraudulent Conveyance; Contribution; Subrogation.

(a)   Each Guarantor that is a Subsidiary of the Issuer, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor as of the date hereof, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b)   Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c)   Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

Section 1308.   Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Guarantor Obligations owing to the Trustee or the Holders by the Issuer and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 1309.   Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by any Security Documents and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantor Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

Section 1310.   No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Thirteen and this Guarantee by reason of any further default or defaults under Article Thirteen and this Guarantee or in the payment of any of the Guarantor Obligations owing by the Issuer.

Section 1311.   Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a)   No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b)   Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 1312.   Trustee’s Duties; Notice to Trustee.

(a)   Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b)   The Trustee shall not be required to inquire into the existence, powers or capacities of the Issuer, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 1313.   Successors and Assigns.

All terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

Section 1314.   Release of Guarantee.

Concurrently with the payment in full of all of the Guarantor Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen. Upon the delivery by the Issuer to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Issuer in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Guarantor Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Guarantor Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1013(c).

Each Guarantor shall be released from its obligations under this Indenture, its Guarantee and the Security Documents to which it is a party if the Issuer designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture or in connection with any legal defeasance of the Securities in accordance with Section 402.

The release of a Guarantor from its Guarantee, and its obligations under this Indenture and the Security Documents to which it is a party in accordance with the provisions of this Section 1314 shall not preclude the future applications of Section 1013(a) to such Person.

Section 1315.   Execution of Guarantee.

To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 205, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed (i) on behalf of each corporate Guarantor by its Chairman of the Board, its President, or one of its Vice Presidents and attested by its Executive Vice President, Secretary or one of its Assistant Secretaries, or Manager, (ii) on behalf of each Guarantor that is a partnership, by one or more of its general partners and (iii) by each Guarantor that is a limited liability company, by one or more of its managers or by its sole member. The signature of any of these officers, partners, managers, or members on the Securities may be manual or facsimile.

ARTICLE FOURTEEN

COLLATERAL AND SECURITY

Section 1401.   The Collateral.

(a)   The due and punctual payment of the principal of, premium, if any, and interest on the Securities and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at Maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Securities and the Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 406 and Section 606 herein, and the Securities and the Guarantees thereof and the Security Documents, shall be secured by second-priority Liens and security interests, in each case subject to Permitted Liens, as provided in the Security Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents.

(b)   The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents and the Collateral Agent is hereby authorized to execute and deliver the Security Documents.

(c)   Each Holder, by its acceptance of any Securities and the Guarantees thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or as may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith.

(d)   The Trustee and each Holder, by accepting the Securities and the Guarantees thereof, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 1402.   Further Assurances.

(a)   The Issuer and the Guarantors shall, at their sole expense, take all actions that are reasonably requested by the Collateral Agent and that may be reasonably necessary to confirm that the Collateral Agent holds, for the benefit of the Holders of the Securities and the Trustee and the Holders of any Pari Passu Secured Indebtedness, duly created, enforceable and perfected and at least second-priority Liens and security interests in the Collateral (subject to Permitted Liens) to the extent required by this Indenture and the Security Documents.

(b)   Upon the reasonable request of the Collateral Agent or the Trustee, the Issuer and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, as may be necessary to create, protect, assure, perfect, transfer and confirm the Liens, benefits, property and rights conveyed or intended to be conveyed by this Indenture or the Security Document for the benefit of Holders of the Securities and the Trustee, including with respect to After-Acquired Property. If the Issuer or such Guarantor fails to do so, the Trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to the provisions of the Security Documents, take such other actions in the name, place and stead of the Issuer or such Guarantor, but the Trustee shall have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

Section 1403.   Impairment of Security Interest.

Neither the Issuer nor any of the Guarantors shall take, or knowingly or negligently omit to take, any action which might or would have the result of materially impairing the security interests or Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders with respect to the Collateral. Neither the Issuer nor any of the Guarantors shall grant to any Person, or permit any Person to retain (other than the Collateral Agent), any interest whatsoever in the Collateral, other than Permitted Liens. Neither the Issuer nor any of the Guarantors shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Securities, the Guarantees and the Security Documents. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 1404.   After-Acquired Property.

Upon the acquisition by the Issuer or any Guarantor of any After-Acquired Property that would constitute Collateral after the Issue Date, the Issuer or such Guarantor shall execute and deliver any information, documentation or other instruments, and shall take such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) as may be necessary to vest in the Collateral Agent a perfected security interest, subject to Permitted Liens, in such After-Acquired Property in substantially the same form, to the same extent and substantially concurrently as the Administrative Agent except that the Collateral Agent shall have a second-priority lien in such Collateral. Notwithstanding the foregoing, the Issuer shall not be required to grant a mortgage Lien on any owned or leased real property having a value (as reasonably determined by the Issuer) of less than $1,000,000 at the time of such acquisition or lease and as to which the Issuer shall have certified to the Collateral Agent in writing that such property is not essential to the operation of any Station or otherwise the business of the Issuer or any Restricted Subsidiary promptly following such acquisition or lease (each an “Excluded Real Property”), unless the Issuer or any Guarantor creates a security interest on such Excluded Real Property to secure Credit Agreement Obligations or other obligations that are secured equally and ratably with the Securities (and provided that if at any time thereafter such property shall cease to be Excluded Real Property, the Issuer will take such action and will cause each of the Restricted Subsidiaries to take such action, promptly as may be necessary to vest in such real property a perfected security interest, subject to Permitted Liens).

From and after the Issue Date, if the Issuer or any Guarantor creates any additional security interest upon any property to secure Credit Agreement Obligations or other obligations that are secured equally and ratably with the Securities, the Issuer or such Guarantor shall execute and deliver any information, documentation or other instruments, and shall take such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) as may be necessary to vest in the Collateral Agent a perfected security interest, subject to Permitted Liens, in such property in substantially the same form, to the same extent and substantially concurrently as the Administrative Agent except that the Collateral Agent shall have a second-priority lien in such Collateral.

From and after the Issue Date, if a Restricted Subsidiary becomes a Guarantor, then such Guarantor shall, as soon as practicable, execute and deliver any information, documentation or other instruments, and shall take such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) as may be necessary to vest in the Collateral Agent a perfected security interest, subject to Permitted Liens, in all of its assets in substantially the same form, to the same extent and substantially concurrently as the Administrative Agent except that the Collateral Agent shall have a second-priority lien in such Collateral.

Section 1405.   Real Estate Mortgages and Filings.  (a) With respect to the Owned Premises listed on Schedule VIII hereto, which shall be mortgaged on the Issue Date:

(i)   the Issuer or a Guarantor, as applicable, shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed Mortgages, each dated as of the Issue Date, in accordance with the requirements of this Indenture and/or the Security Documents, duly executed by the Issuer or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes and fees in connection therewith) as may be necessary to create a valid, perfected at least second-priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(ii)   the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, in the form necessary, with respect to any real property purported to be covered by its applicable Mortgages, to insure that the interests created by the Mortgage constitute valid and at least second-priority Liens on such property, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, each such title insurance policy to be in an amount reasonably satisfactory to the Collateral Agent, and such policies shall also include, to the extent available at a commercially reasonable premium, all endorsements delivered in connection with the Bank Credit Agreement and shall be accompanied by evidence of the payment in full of all premiums thereon; provided, however, that title insurance policies and the amount thereof deemed satisfactory to the Administrative Agent shall be deemed reasonably satisfactory to the Collateral Agent; and

(iii)   the Issuer shall, or shall cause each Guarantors to, deliver to the Collateral Agent, with respect to each of the Premises set forth on Schedule VIII, such filings (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), opinions of local counsel, agreements with landlords and fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably require to create, evidence or perfect a valid and at least second-priority Lien on the property subject to each such Mortgage and Permitted Liens;

provided, however, that any such filings, opinions, documents, instruments, certificates or agreements deemed satisfactory to the Administrative Agent and related security documents shall be deemed reasonably acceptable to the Collateral Agent and its counsel.

(b)   With respect to the Leased Premises listed on Schedule IX attached hereto, which shall be mortgaged within 120 days of the Issue Date, the Issuer shall, or shall cause each Guarantor to deliver to the Collateral Agent, with respect to each of the Leased Premises set forth on Schedule IX, any landlord waiver, collateral access agreement or other agreement, as applicable, in form and substance satisfactory to the Collateral Agent, executed by any other Person in possession of any Collateral and any landlord of the Issuer or any Guarantor where any Collateral is located; provided, that any such landlord waivers, consent agreements, estoppels, collateral access agreements or other agreements, as applicable, and to the extent obtained, deemed satisfactory to the Administrative Agent, shall be deemed reasonably acceptable to the Collateral Agent and provided, further, that the time period required for compliance with this Section 1405(b) shall be considered extended, and any requirements under this Section 1405(b) shall be considered waived, only to the extent that the Administrative Agent determines, in accordance with the provisions of the Bank Credit Agreement, to so extend such time period or waive such requirements pursuant to the Bank Credit Agreement.

(i)   the Issuer or a Guarantor, as applicable, shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed Mortgages, in accordance with the requirements of this Indenture and/or the Security Documents, duly executed by the Issuer or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes and fees in connection therewith) as may be necessary to create a valid, perfected at least second-priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(ii)   the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, in the form necessary, with respect to any real property purported to be covered by its applicable Mortgages, to insure that the interests created by the Mortgage constitute valid and at least second-priority Liens on such property, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, each such title insurance policy to be in an amount reasonably satisfactory to the Collateral Agent, and such policies shall also include, to the extent available at a commercially reasonable premium, all endorsements delivered in connection with the Bank Credit Agreement and shall be accompanied by evidence of the payment in full of all premiums thereon; provided, however, that title insurance policies and the amount thereof deemed satisfactory to the Administrative Agent shall be deemed reasonably satisfactory to the Collateral Agent; and

(iii)   the Issuer shall, or shall cause each Guarantors to, deliver to the Collateral Agent, with respect to each of the Leased Premises as set forth on Schedule IX, such filings (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), opinions of local counsel, agreements with landlords and fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably require to create, evidence or perfect a valid and at least second-priority Lien on the property subject to each such Mortgage and Permitted Liens;

provided, however, that any such filings, opinions, documents, instruments, certificates or agreements deemed satisfactory to the Administrative Agent and related security documents shall be deemed satisfactory to the Collateral Agent and its counsel.

Section 1406.   Release of Liens on the Collateral.

(a)   The Liens on the Collateral shall be released with respect to the Securities and the Guarantees, as applicable:

(i)   in whole, upon payment in full of the principal of, accrued and unpaid interest, including additional interest and premium, if any, on the Securities;

(ii)   in whole, upon satisfaction and discharge of this Indenture as set forth in Section 1201 hereof;

(iii)   in whole, upon a legal defeasance as set forth in Section 402;

(iv)   in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Issuer or any of the Guarantors in a transaction permitted by Section 1012 and by the Security Documents or not otherwise prohibited hereby and thereby, to the extent of the interest sold or disposed of, or otherwise permitted by this Indenture and the Security Documents, if all other Liens on that asset securing the First Lien Obligations and any Pari Passu Secured Indebtedness then secured by that asset, including all commitments thereunder, are released; (B) that is cash withdrawn from the Collateral Accounts for any purpose not prohibited this Indenture or the Security Documents; or (C) that is otherwise released in accordance with, and as expressly provided for under, this Indenture and the Security Documents;

(v)   as set forth in Section 902, as to property that constitutes (x) less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Outstanding Securities, voting as a single class or (y) in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Outstanding Securities, voting as a single class, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities; and

(vi)   with respect to assets of a Guarantor, upon release of such Guarantor from its Guarantee as set forth under Sections 1013(b) and 1314.

(b)   For the release of each proposed release of any Collateral, the Issuer and each Guarantor shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officers’ Certificate and an Opinion of Counsel as required under Section 103, (i) requesting such release and (ii) to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with.

(c)   Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or such Guarantor, as the case may be, the released Collateral in accordance with the directions of the Issuer, or such Guarantor, as the case may be.

(d)   The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the security interests or Liens under this Indenture and the Security Documents if and to the extent the Collateral is released pursuant to this Indenture, the Security Documents or upon the termination of this Indenture.

(e)   Notwithstanding any provision to the contrary herein, as and when requested by the Issuer, the Trustee shall instruct the Collateral Agent to execute and deliver Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Issuer) solely to the extent necessary to delete Excluded Assets from the description of assets in any previously filed financing statements. If requested in writing by the Issuer, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Issuer) and to take such other action as the Issuer may request to evidence or confirm that Excluded Assets described in the immediately preceding sentence has been released from the Liens of each of the Security Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

(f)   Within 30 calendar days following the end of each six-month period beginning on each Interest Payment Date, the Issuer shall deliver an Officers’ Certificate to the Collateral Agent within to the effect that all releases and withdrawals during the preceding six-month period (or, in the case of the first such Officers’ Certificate, since the Issue Date) described in Section 1406(a)(iv) above, were not prohibited by this Indenture.

Section 1407.   Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a)   Subject to the provisions of the Security Documents, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder.  Subject to the provisions of the Security Documents, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)   The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c)   Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor shall deliver to the Trustee or the Collateral Agent the following:

(i)   a request from the Issuer that such Collateral be added;

(ii)   the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(iii)   an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(iv)   an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel shall also opine as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution and delivery, validity and enforceability of the Security Document being entered into; and

(v)   such financing statements, if any, as the Issuer shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)   The Trustee or the Collateral Agent, in giving any consent or approval under the Security Documents, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate to the effect that the action or omission for which consent or approval is to be given does not violate this Indenture and the Security Documents, and the Trustee or the

Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate.

Section 1408.   Collateral Accounts.

(a)   On the Issue Date, the Issuer shall deposit funds from the net proceeds of the issuance of the Initial Securities in an amount sufficient to fund the purchase of the Existing Convertible Notes in the Tender Offers (assuming that all Existing Convertible Notes will be tendered in the Tender Offers), including the payment of accrued but unpaid interest thereon, directly into the Tender Offer Collateral Account, which together with any money or other property from time to time therein, shall constitute part of the Collateral.  Such proceeds shall only be available to the Issuer, the Company or any Restricted Subsidiary and shall be released from the Tender Offer Collateral Account: (i) to purchase the Existing Convertible Notes in the Tender Offers; (ii) if any Existing Convertible Notes remain outstanding after the completion of the Tender Offers, (A) to repurchase, redeem, defease, retire, pay the principal of or otherwise acquire for value any remaining Existing Convertible Notes or (B) to make payments of cash dividends to the Company in an amount sufficient to enable the Company to repurchase, redeem, defease, retire, pay the principal of or otherwise acquire for value any such Existing Convertible Notes (provided that such payment be applied directly to such repurchase, redemption, defeasance, retirement, acquisition for value or payment of principal); and (iii) (x) following expiration of the May 15, 2010 put rights of the holders of the 3.0% Convertible Senior Notes due 2027, to the extent the holders thereof do not exercise their put rights pursuant to the terms of such notes, the related amounts for general corporate purposes by the Issuer and (y) following expiration of the January 15, 2011 put rights of the holders of the 4.875% Senior Convertible Senior Notes due 2018 to the extent the holders thereof do not exercise their put rights pursuant to the terms of such notes, the related amounts and any remaining funds for general corporate purposes by the Issuer. Prior to any release of funds from the Tender Offer Collateral Account, the Issuer shall provide an Officers’ Certificate to the Collateral Agent and the party with control over such Tender Offer Collateral Account stating the use of such funds and confirming that such use complies with this Indenture.

(b)   The Trustee and Collateral Agent, as applicable, are authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

(c)   Pending the distribution of funds in the Tender Offer Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Issuer may direct the party with control over such Tender Offer Collateral Account to invest such funds in Temporary Cash Investments specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Temporary Cash Investments and that no Event of Default shall have occurred and be continuing.  So long as no Event of Default shall have occurred and be continuing, the Issuer may direct the party with control over such Tender Offer Collateral Account to sell, liquidate or cause the redemption of any such investments, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Tender Offer Collateral Account shall be credited to such

Collateral Account. Neither the Trustee nor the Collateral Agent shall have any liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 1408(d).

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

SINCLAIR TELEVISION GROUP, INC., as Issuer

			By:	/s/ David D. Smith
				Name:	David D. Smith
				Title:	President

Attest	/s/ David B. Amy
	Name:	David B. Amy
	Title:	Secretary

GUARANTORS:

SINCLAIR BROADCAST GROUP, INC.

			By:	/s/ David D. Smith
				Name:	David D. Smith
				Title:	President

WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.

WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC
KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC

KGAN LICENSEE, LLC
KFXA LICENSEE, LLC

By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC

	By:	WSMH, Inc., Member

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

	By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

	By:	WTVZ, Inc., Member

KLGT LICENSEE, LLC

	By:	KLGT, Inc., Member

WCGV LICENSEE, LLC

	By:	WCGV, Inc., Member

KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
WFGX LICENSEE, LLC

	By:	Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC
WRDC, LLC

	By:	WLFL, Inc., Member

WTTO LICENSEE, LLC

	By:	WTTO, Inc., Member

WTWC LICENSEE, LLC

	By:	WTWC, Inc., Member

WGGB LICENSEE, LLC

	By:	WGGB, Inc., Member

KOCB LICENSEE, LLC

	By:	KOCB, Inc., Member

(i) WDKY LICENSEE, LLC
KOKH, LLC

	By:	WDKY, Inc., Member

KOKH LICENSEE, LLC,

By:	KOKH, LLC, Member of KOKH Licensee, LLC

By:	WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC

By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC

By:	KLGT, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
WNAB Licensee, LLC

By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC

By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC

By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC

By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC

			By:	Sinclair Communications, LLC, Sole Member

			By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC

			By:	Sinclair Television Group, Inc., Member

KDSM, LLC

			By:	Sinclair Broadcast Group, Inc., Member

KDSM LICENSEE, LLC

			By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC

			By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
WNYS LICENSEE, LLC

			By:	Sinclair Properties, LLC, Member

			By:	/s/ David D. Smith
David D. Smith, in his capacity as
President, or Manager, as the case may be

Attest	/s/ David B. Amy
	Name:	David B. Amy
	Title:	In his capacity as Executive Vice President, Secretary or Manager, as the case may be

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Melody M. Scott
	Name:	Melody M. Scott
	Title:	Trust Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Melody M. Scott
	Name:	Melody M. Scott
	Title:	Trust Officer

The annex, schedules and exhibits to the Indenture have been omitted from the Indenture as filed.  The registrant agrees to furnish a copy of such omitted annex, schedules and exhibits to the Commission upon request.